EXHIBIT 10.2


                   AGREEMENT AND PLAN OF REORGANIZATION




                                among



                     FOURTH FINANCIAL CORPORATION,

                     STANDARD BANCORPORATION, INC.,

                                and

                      ALL OF THE STOCKHOLDERS OF

                    STANDARD BANCORPORATION, INC.














Dated as of September 2, 1994


TABLE OF CONTENTS


                                                          Page No.
                                                          --------



ARTICLE I.     Definitions . . . . . . . . . . . . . . . . . . .2
 Section 1.1   Definitions . . . . . . . . . . . . . . . . . . .2
 Section 1.2   Accounting Terms. . . . . . . . . . . . . . . . .8
 Section 1.3   Use of Defined Terms. . . . . . . . . . . . . . .8


ARTICLE II.    Plan of Reorganization. . . . . . . . . . . . . .8
 Section 2.1   Tax-Free Reorganization . . . . . . . . . . . . .8
 Section 2.2   Agreements of Fourth. . . . . . . . . . . . . . .9
 Section 2.3   Agreements of SBI and the Stockholders. . . . . 10
 Section 2.4   The Merger. . . . . . . . . . . . . . . . . . . 15
 Section 2.5   Conversion and Exchange of Shares . . . . . . . 16
 Section 2.6   Advance Preparations for Merger . . . . . . . . 18


ARTICLE III.   Representations and Warranties. . . . . . . . . 18
 Section 3.1   Representations and Warranties of SBI, and the
               Stockholders. . . . . . . . . . . . . . . . . . 18
 Section 3.2   Representations and Warranties of Fourth. . . . 30


ARTICLE IV.    Securities Laws Matters . . . . . . . . . . . . 33
 Section 4.1   Registration Statement and Proxy Statement. . . 33
 Section 4.2   State Securities Laws . . . . . . . . . . . . . 33
 Section 4.3   Affiliates. . . . . . . . . . . . . . . . . . . 33
 Section 4.4   Affiliates' Agreements. . . . . . . . . . . . . 34


ARTICLE V.     Closing Conditions. . . . . . . . . . . . . . . 35
 Section 5.1   Conditions to Obligations of Fourth . . . . . . 35
 Section 5.2   Conditions to Obligations of SBI and
               the Stockholders. . . . . . . . . . . . . . . . 37


ARTICLE VI.    Effective Time. . . . . . . . . . . . . . . . . 38


ARTICLE VII.   Termination of Agreement. . . . . . . . . . . . 39
 Section 7.1   Mutual Consent; Absence of Stockholder
               Approval; Termination Date. . . . . . . . . . . 39
 Section 7.2   Election by Fourth. . . . . . . . . . . . . . . 39
 Section 7.3   Election by SBI . . . . . . . . . . . . . . . . 39
 Section 7.4   Effect of Termination . . . . . . . . . . . . . 40


ARTICLE VIII.  Indemnification . . . . . . . . . . . . . . . . 40
 Section 8.1   Effect of Closing . . . . . . . . . . . . . . . 40
 Section 8.2   General Indemnification . . . . . . . . . . . . 41
 Section 8.3   Procedure . . . . . . . . . . . . . . . . . . . 41
 Section 8.4   Survival of Representations and Warranties. . . 42
 Section 8.5   Several Liability of Stockholders . . . . . . . 42
 Section 8.6   Indemnification Payments. . . . . . . . . . . . 43


ARTICLE IX.    Miscellaneous . . . . . . . . . . . . . . . . . 43
 Section 9.1   Expenses. . . . . . . . . . . . . . . . . . . . 43
 Section 9.2   Notices . . . . . . . . . . . . . . . . . . . . 43
 Section 9.3   Stockholders' Agreements. . . . . . . . . . . . 43
 Section 9.4   Time. . . . . . . . . . . . . . . . . . . . . . 44
 Section 9.5   Law Governing . . . . . . . . . . . . . . . . . 44
 Section 9.6   Entire Agreement; Amendment . . . . . . . . . . 44
 Section 9.7   Successors and Assigns. . . . . . . . . . . . . 44
 Section 9.8   Cover, Table of Contents, and Headings. . . . . 44
 Section 9.9   Counterparts. . . . . . . . . . . . . . . . . . 44



                             EXHIBITS


     Exhibit "A"    Form of Merger Agreement

     Exhibit "B"    Form of Knudsen, Berkheimer, Richardson &
                    Endacott legal opinion

     Exhibit "C"    Form of Foulston & Siefkin legal opinion

     Exhibit "D"    Form of Affiliate's Agreement





              AGREEMENT AND PLAN OF REORGANIZATION





     AGREEMENT AND PLAN OF REORGANIZATION, dated as of September
2, 1994, between FOURTH FINANCIAL CORPORATION, a Kansas corporation ("Fourth"), STANDARD BANCORPORATION, INC., a Nebraska corporation ("SBI"), and all of the stockholders of SBI and CHRIS
J. MURPHY.


     W I T N E S S E T H:  That,
     --------------------

     WHEREAS, the Boards of Directors of Fourth and SBI have approved and deem it advisable and in the best interests of their respective stockholders to consummate the business combination transaction provided for herein; and


     WHEREAS, Fourth, SBI, the stockholders of SBI, and Mr. Murphy, who is a party to an agreement with Mr. Harper dated April 17, 1991 relating to Mr. Harper's shares of SBI capital stock, desire to make certain representations, warranties, and agreements in connection with the transaction contemplated hereby and also to prescribe various conditions to consummating such transaction; and


     WHEREAS, for Federal income tax purposes, it is intended that the merger contemplated by this agreement shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended;


     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth herein, the parties hereto agree as follows:


                            ARTICLE I

                           DEFINITIONS


     1.1 Definitions. The following terms as used in this Agreement shall have the following meanings unless the context otherwise requires:


     "Affiliate" has the same meaning as in Rules 145 and 405 adopted under the Securities Act by the SEC, as the same may be amended from time to time.


     "Agreement" refers to this Agreement and Plan of Reorganization and all amendments hereto.


     "Bank" means Standard Bank & Trust, a Missouri state-chartered bank.


     "Bank Stock" means the common stock of the Bank, par value
$100.00 per share.


     "Bank Holding Company Act" means the federal Bank Holding Company Act of 1956, as amended (12 U.S.C. Section 1841 et seq.), or any successor federal statute, and the rules and regulations of the Board promulgated thereunder, all as the same may be in effect at the time.


     "Best Efforts" does not include those actions which are not commercially reasonable under the circumstances.


     "Board" means the Board of Governors of the Federal Reserve
System or any successor governmental entity which may be granted powers currently exercised by the Board of Governors.


     "Closing" means the consummation of the Merger as provided in this Agreement.


     "Closing Price" means the closing price of Fourth Stock on the trading day two trading days prior to the Effective Time as reported in the Southwest Edition of The Wall Street Journal.


     "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, all as the same may be in effect at the time.


     "Comptroller" means the United States Comptroller of the Currency or any successor governmental agency which may be granted powers currently exercised by the Comptroller of the Currency.


     "Corporations" refers to SBI and the Bank.


     "Disclosure Statement" means the Disclosure Statement prepared by SBI and the Stockholders, and delivered by them to Fourth prior to the execution and delivery of this Agreement by Fourth.


     "Division Director" means the Director of the Division of Finance of the State of Missouri or any successor official or agency which may be granted powers currently exercised by the Director of the Division of Finance of the State of Missouri.


     "Effective Time" means the date and time on which the Merger is effective as more fully defined in this Agreement.


     "Environmental, Health, and Safety Liabilities" means any loss, cost, expense, claim, demand, liability, or obligation of whatever kind or otherwise, based upon any Environmental, Health, and Safety Law relating to:


          (i) any environmental, health, or safety matter or conditions, including, but not limited to, on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products;


          (ii) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands, and response, remedial or inspection costs and expenses arising under any Environmental, Health, and Safety Law;


          (iii)  financial responsibility under any Environmental
     Law for cleanup costs or corrective actions, including for any removal, remedial or other response actions, and for any natural resource damage; and


          (iv) any other compliance, corrective, or remedial action required under any Environmental, Health, and Safety Law.


     "Environmental, Health, and Safety Law" means any provision of past or present Law relating to any environmental, health, or safety matters or conditions, Hazardous Materials, pollution, or protection of the environment, including, but not limited to, on-site and off-site contamination, occupational safety and health, and regulation of chemical substances or products, emissions, discharges, release, or threatened release of contaminants, chemicals or industrial, toxic, radioactive, or Hazardous Materials or wastes into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, pollutants, contaminants, chemicals, or industrial, toxic, radioactive, or hazardous substances or wastes.


     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended, and the rules and regulations promulgated thereunder, all as the same may be in effect at the time.


     "Exchange Act" means the federal Securities Exchange Act of
1934, as amended, and the rules and regulations promulgated thereunder, all as the same may be in effect at the time.


     "Exchange Ratio" means:  in the case of SBI Class A Common
Stock, 53.9974; in the case of SBI Class B Common Stock, 53.9971;
and, in the case of SBI Preferred Stock, 3.4487.


     "Federal Deposit Insurance Act" means the Federal Deposit
Insurance Act, as amended, and the rules and regulations promulgated thereunder, all as the same may be in effect at the time.


     "FDIC" means the Federal Deposit Insurance Corporation or any successor agency.


     "Financial Statements" refers to all of the financial statements described in clause g of Section 3.1 of this Agreement.


     "Fourth" means Fourth Financial Corporation, a Kansas corporation and a party to this Agreement.


     "Fourth Stock" means the common stock of Fourth, par value $5 per share.


     "GAAP" means generally accepted accounting principles, applied on a consistent basis, set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their successors which are applicable in the circumstances in question; and the requisite that such principles be applied on a consistent basis means that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.


     "Hazardous Materials" means and includes: (i) any hazardous substance or toxic material (excluding any lawful product for use in the ordinary course of the Bank's business which contains such substance or material), pollutant, contaminant, toxic material, or hazardous waste as defined in any federal, state, or local environmental Law; (ii) waste oil and petroleum products; and (iii) any asbestos, asbestos-containing material, urea formaldehyde or material which contains it.


     "Law" or "Laws" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of the United States of America, any state or commonwealth, or any subdivision thereof, or of any court or governmental department, agency, commission, board, bureau, or other instrumentality.


     "Litigation" means any proceeding, claim, lawsuit, and/or investigation being conducted or, to the best of the knowledge of the person or corporation making the representation, threatened before any court or other tribunal, including, but not limited to, proceedings, claims, lawsuits, and/or investigations, under or pursuant to any occupational safety and health, banking, antitrust, securities, tax, or other Laws, or under or pursuant to any contract, agreement, or other instrument.


     "Merger" means the merger of SBI into Fourth pursuant to the Merger Agreement.


     "Merger Agreement" means the Agreement and Articles of Merger, substantially in the form of Exhibit "A" hereto, pursuant to which the Merger will be effected.


     "Occupied Properties" means the parcels of real property owned or leased by the Corporations on which the Corporations conduct or have conducted operations, all of which are described in Exhibit
"H" to the Disclosure Statement under the caption "Occupied
Properties".


     "Permitted Contract" means a contract or agreement, written or oral, between the Bank, on the one hand, and a person other than a customer of the Bank or another financial institution, on the other hand, which (i) was entered into in the ordinary course of business, (ii) may be terminated by Fourth after the Effective Time on no more than 30 days' prior notice, (iii) provides for a payment of no more than $10,000 in any calendar month by the Bank, and (iv) provides for no payment upon termination in excess of $10,000.


     "Permitted Encumbrances" mean with respect to  any  asset:


          (a)   liens for taxes not past due;


          (b) mechanics' and materialmen's liens for services or materials for which payment is not past due; and


          (c) minor defects, encumbrances, and irregularities in title which do not, in the aggregate, materially diminish the value of a property or materially impair the use of a property for the purposes for which it is or may reasonably be expected to be held.


     "Proxy Statement" means the proxy statement to be used in connection with the special stockholders' meeting of SBI to be called for the purpose of considering and voting upon the Merger.


     "Registration Statement" means the registration statement on Form S-4 to be filed by Fourth with the SEC pursuant to the Securities Act in connection with the registration of the shares of Fourth Stock to be issued in connection with the Merger.


     "Required Approvals" means the approval, consent, or non-objection, as the case may be, of the Board, the Comptroller, the Division Director, and all other governmental or self-governing agencies, boards, departments, and bodies whose approval, consent, or non-action is required in order to consummate the Merger, the conversion of the Bank into a national banking association or the merger of the Bank with another Missouri financial institution as contemplated by Section 2.3.i below, the direct ownership by Fourth of the Bank in substantially its present form, and all other transactions expressly set forth in this Agreement, which approvals, consents, and non-objections shall have become final and nonappealable without any appeal or other form of review having been initiated and as to which all required waiting periods shall have expired.


     "SBI" means Standard Bancorporation, Inc., a Nebraska corporation and a party to this Agreement.


     "SBI Class A Common Stock" means Class A common stock of SBI, par value $1.00 per share.


     "SBI Class B Common Stock" means Class B non-voting common stock of SBI, par value $1.00 per share.


     "SBI Common Stock" refers collectively to both SBI Class A
Common Stock and SBI Class B Common Stock.


     "SBI Preferred Stock" means 9% cumulative, non-participating, non-voting preferred stock of SBI, par value $100 per share.


     "SBI Stock" refers collectively to both classes of SBI Common Stock and SBI Preferred Stock.


     "SEC" means the United States Securities and Exchange
Commission or any other governmental entity which may be granted powers currently being exercised by the Securities and Exchange
Commission.


     "Securities Act" means the federal Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.


     "Stockholders" refers collectively to the persons executing this Agreement as "Stockholders," including Chris J. Murphy, and
"Stockholder" refers to any one of them.


     "Subsidiary" means any corporation fifty percent or more of the common stock or other form of equity of which shall be owned, directly or indirectly, by another corporation.


     1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in the preparation of the financial statements submitted pursuant to this Agreement, and all financial statements submitted pursuant to this Agreement shall be prepared in all material respects in accordance with such principles.


     1.3 Use of Defined Terms. All terms defined in this Agreement shall have the defined meanings when used in the Merger
Agreement, or any other agreement, document, or certificate made or delivered pursuant to this Agreement, unless otherwise there defined or unless the context otherwise requires.


                            ARTICLE II


                      PLAN OF REORGANIZATION


     2.1 Tax-Free Reorganization. It is the intention of the parties that the Merger contemplated by this Agreement and the Merger Agreement shall qualify as tax-free reorganization under
Section 368(a)(1)(A) of the Code.


     2.2  Agreements of Fourth.


          a. Fourth has approved and adopted this Agreement and the Merger Agreement in accordance with the applicable Laws of the United States of America and the State of Kansas.


          b. Fourth shall cause all necessary action to be taken to authorize the issuance of the number of shares of Fourth
     Stock to be issued in the Merger.


          c. Prior to the Effective Time, Fourth, separately and with the other parties hereto, shall use its Best Efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain all of the Required Approvals, and shall do any and all acts and things reasonably deemed by Fourth or the Corporations to be necessary or appropriate in order to cause the Merger to be consummated on the terms provided herein and in the Merger Agreement as promptly as practicable.


          d. On or prior to the Effective Time, as appropriate for the transactions contemplated hereby, Fourth shall execute and deliver the Merger Agreement and the other closing documents provided for in this Agreement, shall take all such other actions as are required or desirable to effect the Merger, and shall utilize its Best Efforts to cause all of the conditions described in Section 5.2 of this Agreement to occur and be continuing, and to consummate all of the other transactions contemplated hereby.


          e. Prior to the Effective Time, Fourth shall, to the extent permitted by Law and outstanding confidentiality agreements, give SBI and its counsel and accountants full access, during normal business hours and upon reasonable notice, to its respective properties, books, and records, and shall furnish SBI during such period with all such information concerning its affairs as SBI may reasonably request. The availability or actual delivery of information about Fourth to SBI shall not affect the covenants, representations, and warranties of Fourth contained in this Agreement; provided, that SBI shall promptly disclose to Fourth any apparent breaches of such covenants, representations, or warranties discovered by it prior to the Effective Time. Except for information disclosed in the Registration Statement or as otherwise required to be disclosed in the course of obtaining governmental approvals, SBI shall treat as confidential all such information in the same manner as SBI treats similar confidential information of its own and, if this Agreement is terminated, SBI shall continue to treat all such information obtained in such investigation and not otherwise known to SBI from a source not known to SBI to be under a confidential relationship with Fourth, or already in the public domain, as confidential and shall return such documents theretofore delivered by Fourth to SBI as Fourth shall request.


          f. At the Effective Time, Fourth shall replace or repay SBI's existing credit facility with First Bank, N.A., pursuant to a Credit Agreement dated December 12, 1991 or any replacement financing.


          g. Fourth shall provide directors' and officers' liability insurance coverage for the directors and officers of the Corporations substantially similar to that currently in effect, or continue such insurance, for a period from the Effective Time through the termination of the applicable indemnification period described in Section 8.4 of this Agreement, which insurance shall provide coverage for acts and omissions occurring on or prior to the Effective Time.


     2.3  Agreements of SBI and the Stockholders.
          --------------------------------------

          a. Prior to the consummation of the Merger, SBI shall not, and shall not permit the Bank to, except with the prior written consent of Fourth or as otherwise provided in this Agreement or the Merger Agreement:


               (1) Amend its articles of association, articles of incorporation, bylaws, or other charter documents, or make any change in its authorized, issued, or outstanding capital stock, grant any stock options or right to acquire shares of any class of its capital stock or any security convertible into any class of capital stock, purchase, redeem, retire, or otherwise acquire any shares of any class of its capital stock or any security convertible into any class of its capital stock, or agree to do any of the foregoing;


               (2) Declare, set aside, or pay any dividend or other distribution in respect of any class of its capital stock, except that the Bank shall be permitted to pay dividends sufficient to permit SBI to make required payment on its Bank Stock debt to First Bank, N.A. and to pay its normal operating expenses including expenses associated with the proposed merger transaction;


               (3) Adopt, enter into, or amend materially any employment contract or any bonus, stock option, profit sharing, pension, retirement, incentive, or similar employee benefit program or arrangement or grant any salary or wage increase except (a) normal individual increases in compensation to employees in accordance with established employee procedures of the Corporations, (b) payments in accordance with the Fourth Financial Corporation Acquisition Severance Schedule previously furnished to SBI, and (c) accrued but unvested bonuses for three senior executives identified in the Disclosure Statement in the approximate aggregate amount of $100,000, and in the individual amounts set forth in the Disclosure Statement, may be paid at Closing;


               (4) Incur any indebtedness for borrowed money (except for borrowings under SBI's current credit facility with First Bank, N.A., to pay SBI's expenses incurred in the ordinary course of business and federal funds, repurchase agreements entered into in the ordinary and usual course of business, deposits received by the Bank, endorsement, for collection or deposit, of negotiable instruments received in the ordinary and usual course of business, and issuance of letters of credit by the Bank in the ordinary and usual course of business), assume, guarantee, endorse, or otherwise as an accommodation become liable or responsible for obligations of any other individual, firm, or corporation;


               (5) Pay or incur any obligation or liability, absolute or contingent, other than liabilities incurred in the ordinary and usual course of business of the Corporations;


               (6) Except for transactions in the ordinary and usual course of business of the Bank or for Permitted Encumbrances, mortgage, pledge, or subject to lien or other encumbrance any of its properties or assets;


               (7) Except for transactions in the ordinary and usual course of business of the Bank (including, without limitation, sales of assets acquired by the Bank in the course of collecting loans) sell or transfer any of its properties or assets or cancel, release, or assign any indebtedness owed to it or any claims held by it;


               (8) Without Fourth's consent, which consent will not be unreasonably withheld, make any investment of a capital nature in excess of $25,000 for any one item or group of similar items either by the purchase of stock or securities (not including bonds purchased in the ordinary and usual course of business by the Bank), contributions to capital, property transfers, or otherwise, or by the purchase of any property or assets of any other individual, firm, or corporation;


               (9) Without Fourth's consent, which consent will not be unreasonably withheld, enter into any other agreement not in the ordinary and usual course of business;


               (10) Merge or consolidate with any other corporation, acquire any stock (except in a fiduciary capacity), solicit any offers for any class of its capital stock or a substantial portion of the assets of any of the Corporations or, except in the ordinary course of business, acquire any assets of any other person, corporation, or other business organization, or enter into any discussions with any person concerning, or agree to do, any of the foregoing; or


               (11) Enter into any transaction or take any action which would, if effected prior to the Effective Time, constitute a breach of any of the representations, warranties, or covenants contained in this Agreement.


          b. Prior to the Effective Time, SBI shall, and shall cause the Bank to, conduct its respective business in the ordinary and usual course as heretofore conducted, including maintaining its current policies and procedures regarding the review, approval, and collection of loans; furnish Fourth with monthly financial statements and management reports; and use its Best Efforts (1) to preserve its business and business organization intact, (2) to keep available to Fourth the services of its present officers and employees, (3) to preserve the good will of customers and others having business relations with it, (4) to maintain its properties in customary repair, working order, and condition (reasonable wear and tear excepted), (5) to comply with all Laws applicable to it and the conduct of its business, (6) to keep in force at not less than their present limits all existing policies of insurance,
     (7) to make no material changes in the customary terms and conditions upon which it does business, (8) to duly and timely file all reports, tax returns, and other documents required to be filed with federal, state, local, and other authorities, and (9) unless it is contesting the same in good faith and has established reasonable reserves therefor, to pay when required to be paid all taxes indicated by tax returns so filed or otherwise lawfully levied or assessed upon it or any of its properties and to withhold or collect and pay to the proper governmental authorities or hold in separate bank accounts for such payment all taxes and other assessments which it believes in good faith to be required by law to be so withheld or collected.


          c. Prior to the Effective Time, to the extent permitted by Law, SBI shall, and shall cause the Bank to, give Fourth and its counsel and accountants full access, during normal business hours and upon reasonable notice, to their respective properties, books, and records, and furnish Fourth during such period with all such information concerning their affairs as Fourth may reasonably request. The availability or actual delivery of information about the Corporations to Fourth shall not affect the covenants, representations, and warranties of the SBI and the Stockholders contained in this Agreement or the Merger Agreement except as provided in Section 8.1 hereof; provided, that Fourth shall promptly disclose to SBI and the Stockholders any apparent breaches of such covenants, representations, or warranties discovered by it prior to the Effective Time. Except for confidential information disclosed in the Registration Statement or as otherwise required to be disclosed in the course of obtaining governmental approvals, Fourth shall treat as confidential all confidential information in the same manner as Fourth treats similar confidential information of its own and, if this Agreement is terminated, Fourth shall continue to treat all such information obtained in such investigation and not otherwise known to Fourth from a source not known to Fourth to be under a confidential relationship with the Corporations, or already in the public domain, as confidential and shall return such documents theretofore delivered by the Corporations to Fourth as the Corporations shall request.


          d. SBI shall cause this Agreement and the Merger Agreement to be submitted promptly to its stockholders for approval, adoption, ratification, and confirmation at a meeting to be called and held in accordance with the applicable Law and its articles of incorporation and bylaws. The board of directors of SBI hereby recommends to its stockholders the approval, adoption, ratification, and confirmation of the Agreement and the Merger Agreement.


          e. SBI shall, and shall cause the Bank, to use its Best Efforts with Fourth in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain all of the Required Approvals, and do any and all acts and things reasonably deemed by Fourth or the Corporations to be necessary or appropriate in order to cause the Merger to be consummated on the terms provided herein and in the Merger Agreement as promptly as practicable.


          f. On or prior to the Effective Time, as appropriate for the transactions contemplated hereby, SBI shall execute and deliver the Merger Agreement and the other closing documents provided for in this Agreement, shall take all such other actions required or desirable in order to effect the Merger, and shall utilize its Best Efforts to cause all of the conditions described in Section 5.1 of this Agreement to occur and be continuing, and to consummate all of the other transactions contemplated hereby.


          g. SBI shall obtain current title evidence or insurance, environmental assessment reports, and surveys on such of the Corporations' real estate as Fourth may reasonably request.


          h. From the date hereof through the Effective Time, SBI shall cause the Bank to give Robert W. Peterson, Vice President, BANK IV Kansas, National Association (or such other person as may be designated by Fourth in writing) at least one business day advance oral notice of all proposed securities purchases or sales involving an aggregate price of $50,000 or more.


          i. SBI and Stockholders acknowledge that Fourth may acquire one or more financial institutions located in Missouri in addition to the Bank and that Fourth intends to merge all of its Missouri financial institutions together into a national banking association called "BANK IV Missouri, National Association." Accordingly, Stockholders and SBI agree to take, and to cause the Bank to take, all such action as Fourth may reasonably request in order for (1) such a merger to occur contemporaneous with or immediately following the Closing and/or (2) the Bank to be converted into a national banking association named "BANK IV Missouri, National Association" contemporaneously or immediately following the Closing.


          j. Prior to the Effective Time, SBI shall acquire all of the shares of Bank Stock held as directors' qualifying shares pursuant to the existing repurchase agreements between the Bank and the Bank directors.


          k. Chris J. Murphy and Charles M. Harper agree that Mr. Murphy will not acquire any shares of SBI Stock from Mr. Harper pursuant to their existing agreement prior to the Effective Time. Mr. Murphy agrees that if he acquires any of the Fourth Stock issued to Mr. Harper in the Merger, he will be bound by the terms and conditions of this Agreement at such time as though he had been an SBI stockholder on the date hereof. Fourth shall not be required to register the transfer of any shares of Fourth Stock from Mr. Harper to Mr. Murphy until Mr. Murphy has executed and delivered to Fourth an Affiliate's Agreement.


     2.4  The Merger.
          ---------

          a. At the Effective Time, the Merger shall occur pursuant to the Merger Agreement. The Merger Agreement shall be substantially in the form of Exhibit "A" to this Agreement, with such immaterial changes thereto as may be required or desirable in order to obtain the required governmental approvals and with all blanks properly completed.


          b. As the result of the Merger, the separate existence of SBI shall cease, and Fourth, as the surviving corporation, shall continue its corporate existence under the laws of the State of Kansas; the articles of incorporation and the bylaws of Fourth in effect at the Effective Time shall be the articles of incorporation and bylaws of the surviving corporation until further amended as provided by Law; the directors and officers of Fourth immediately preceding the Merger shall be the directors and officers of the surviving corporation; Fourth shall possess all the rights, privileges, powers, and franchises of a public as well as of a private nature of SBI; all property, real, personal, and mixed, belonging to SBI shall be vested in and belong to Fourth; and all rights of creditors of SBI shall continue unimpaired against Fourth.


          c. From time to time as and when requested by Fourth, its respective successors or assigns, the officers and directors of SBI last in office shall execute and deliver such deeds and other instruments and shall take or cause to be taken such other actions as shall be necessary or desirable to vest or perfect in or to confirm of record or otherwise Fourth's title to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authority of SBI and otherwise to carry out the purposes of this Agreement; provided, that no such officer or director shall thereby incur any expense or liability.


     2.5  Conversion and Exchange of Shares.
          ---------------------------------

          a. Merger. The manner of converting or exchanging the shares of capital stock of SBI outstanding at the Effective
     Time shall be as follows:


               (1) The Merger shall effect no change in any of the then issued and outstanding shares of Fourth Stock and none of Fourth's then issued and outstanding shares of Fourth Stock shall be converted or exchanged as the result of the Merger.


               (2) At the Effective Time, upon consummation of the Merger, each issued and outstanding share of SBI Class A Common Stock, SBI Class B Common Stock, and SBI Preferred Stock shall cease to be an issued and existing share, and each share (and all rights to receive accrued preferred stock dividends) shall automatically be converted into and exchanged solely for that number of shares of Fourth Stock equal to the appropriate Exchange Ratio for such class of stock. A maximum of 315,000 shares of Fourth Stock will be issued in connection with the Merger, with 126,354 shares of Fourth Stock being allocated for the conversion and exchange of SBI Class A Common Stock, 168,471 shares of Fourth Stock being allocated for the conversion and exchange of SBI Class B Common Stock, and 20,175 shares of Fourth Stock being allocated for conversion and exchange of SBI Preferred Stock. No holder of SBI Preferred Stock shall have any right to receive any dividend on any of the SBI Preferred Stock.


          b. Adjustment for Changes in Fourth's Capitalization. If, between the date of this Agreement and the Effective Time, Fourth shall take any action to subdivide its outstanding shares of common stock into a greater number of shares, or to combine its outstanding shares of common stock into a smaller number of shares, or to declare a stock dividend on its outstanding common stock, or to effect a reclassification of its common stock, then the number and kind of shares of Fourth Stock which the stockholders of SBI shall be entitled to receive in the Merger shall be adjusted equitably to prevent dilution or enlargement of the proportionate common stock interests in Fourth to be received by them.


          c. Stock Certificates. After the Effective Time and until surrendered for exchange, each outstanding stock certificate which prior to the Effective Time represented SBI Stock shall be deemed for all corporate purposes to represent the right to receive the number of shares of Fourth Stock into which the shares of stock have been so converted; provided, that in any matters relating to the shares represented by such stock certificates, Fourth may rely exclusively upon the record of stockholders maintained by SBI containing the names and addresses of all stockholders of record at the Effective Time. Unless and until such outstanding stock certificates formerly representing such shares are so surrendered, no dividend payable to holders of Fourth Stock, as of any date on or subsequent to the Effective Time, shall be paid to the holder of such outstanding certificates in respect thereof. Upon surrender of such outstanding certificates (or, in case of lost certificates, upon receipt of a surety bond or other form of indemnification which is satisfactory to Fourth), however, the former SBI stockholder shall receive a certificate evidencing the shares of Fourth Stock to which such stockholder is entitled plus the accrued dividends on such stock from the Effective Time, without interest.


          d. Fractional Shares. No fractional shares of Fourth Stock will be issued. Instead, upon surrender of SBI stock certificates (or in the case of lost certificates, a surety bond or other form of indemnification which is satisfactory to Fourth), Fourth will pay, or cause to be paid, to the holder thereof the cash value of the fractional interest to which the holder thereof would otherwise be entitled, based upon the Closing Price.


          e. Exchange Procedure. Promptly after the Effective Time, Fourth will send a notice and transmittal form to each record holder of outstanding certificates that immediately prior to the Effective Time evidenced shares of SBI Stock, advising such stockholder of the effectiveness of the Merger and the procedures for surrendering to Fourth such certificates in exchange for certificates representing the number of shares of Fourth Stock into which the shares of such capital stock represented by such certificates shall have been converted.


     2.6 Advance Preparations for Merger. The parties acknowledge that Fourth anticipates it will be desirable to take various actions immediately following the Effective Time to maximize the future profitability of the Bank, and that, as future stockholders of Fourth, the stockholders of SBI will all benefit from such action to the extent they are successful. Accordingly, SBI will, and will cause the Bank to, cooperate with Fourth in making advance plans and preparations for post-closing operations, including, without limitation, cooperation with employees of Fourth in planning for post-closing operations.


                          ARTICLE III


                 REPRESENTATIONS AND WARRANTIES


     3.1 Representations and Warranties of SBI and the Stockholders. Except as expressly disclosed in the Disclosure
Statement, SBI and the Stockholders jointly and severally represent and warrant to Fourth as follows:


          a. Organization, Good Standing, and Authority. SBI is a bank holding company duly registered pursuant to the Bank Holding Company Act. Each of the Corporations is a corporation or bank duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and with all appropriate governmental agencies, and each has all requisite corporate power and authority to conduct its business as it is now conducted, to own its properties and assets, and to lease properties used in its business. The only subsidiary of SBI is the Bank. The Bank has no Subsidiaries. None of the Corporations is in violation of its charter documents or bylaws, or of any applicable Law in any material respect. The deposits of the Bank are insured by the FDIC to the maximum extent for each depositor provided by the Federal Deposit Insurance Act and the Bank has paid all assessments and filed all reports required to be filed under the Federal Deposit Insurance Act.


          b. Binding Obligations; Due Authorization. This Agreement constitutes, and the Merger Agreement will upon execution and delivery constitute, subject only to the approval and adoption thereof by the stockholders of SBI, valid and binding obligations of SBI and each Stockholder, enforceable against each of such parties in accordance with the respective terms of such documents, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar Laws relating to or affecting the enforcement of creditors' rights generally, and subject as to the enforcement of remedies to general principles of equity. The execution, delivery, and performance of this Agreement, the Merger Agreement, and the transactions contemplated by all such agreements have been duly authorized by the board of directors of SBI.


          c. Absence of Default. None of the execution or the delivery of this Agreement and the Merger Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of the terms hereof or thereof, will (1) conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under the charter documents or bylaws of any of the Corporations or under any material agreement or instrument under which any of the Corporations is obligated, other than the Credit Agreement dated December 12, 1991, between SBI and First Bank, N.A., or
     (2) violate any Law to which any of the Corporations is subject.


          d. Capitalization. SBI is authorized to issue (i) 6,000 shares of SBI Preferred Stock, par value $100 per share, of which 5,850 shares are validly issued and outstanding; (ii) 500,000 shares of SBI Class A Common Stock, par value $1.00 per share, of which 2,340 shares are validly issued and outstanding; and (iii) 500,000 shares of SBI Class B Common Stock, par value $1.00 per share, of which 3,120 shares are validly issued and outstanding. The Bank is authorized to issue 26,000 shares of Bank Stock, par value $100 per share, of which 26,000 shares are validly issued and outstanding, all of which are owned by SBI, except for: (i) ten shares held as directors' qualifying shares, all of which are subject to valid repurchase agreements, true and correct copies of which are included in the Disclosure Statement as Exhibits "D-1" to "D-10"; and (ii) the pledge of such shares to secure the loan from First Bank, N.A. referred to above, are free and clear of all encumbrances, liens, security interests, and claims whatsoever.


          e. Charter Documents. True and correct copies of the charter documents and bylaws of each of the Corporations, with all amendments thereto, are included in the Disclosure
     Statement as Exhibits "E-1" to "E-4."


          f. Options, Warrants, and Other Rights. Neither of the Corporations has outstanding any options, warrants, or rights of any kind requiring it to sell or issue to anyone any capital stock of any class and neither of the Corporations has agreed to issue, sell, or purchase any additional shares of any class of its capital stock.


          g. Financial Statements. Included in the Disclosure Statement as Exhibits "G-1" through "G-6" are true and complete copies of the following financial statements, all of which have been prepared in accordance with GAAP and all applicable regulatory accounting principles consistently followed throughout the periods indicated and fairly present in all material respects the financial condition of the Corporations as of the dates and for the periods indicated, subject in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (which if presented would not differ materially from those included in the most recent year-end financial statements):


               (1) Audited Consolidated Financial Statements of SBI as of December 31, 1993, and 1992 and for the fiscal years then ended, with auditors' report thereon and notes thereto, which have been examined by Deloitte & Touche, LLP, independent certified public accountants;


               (2) Audited Financial Statements of the Bank as of December 31, 1993, and 1992 and for the fiscal years then ended, with auditors' report thereon and notes thereto, which have been examined by Deloitte & Touche LLP, independent certified public accountants; and


               (3) Consolidated Reports of Condition and Income as of September 30, 1993, December 31, 1993, March 31, 1994, and June 30, 1994.


          As soon as practicable between the date hereof and the Effective Time, the Corporations will deliver to Fourth copies of monthly operating statements and monthly securities inventory reports of the Bank and SBI and of all reports filed by either of them with any regulatory agencies. The books of account of each of the Corporations and each of the Financial Statements fairly and correctly reflect and, when delivered, will reflect in all material respects in accordance with GAAP or otherwise applicable rules and regulations of regulatory agencies applied on a consistent basis, the respective incomes, expenses, assets, and liabilities, absolute or contingent, of each of the Corporations (except for the absence in the monthly operating statements of the Bank and in the quarterly regulatory reports of certain information, adjustments, and footnotes normally included in financial statements prepared in accordance with GAAP which in the aggregate would not be materially adverse). There have been no material adverse changes in the financial condition of any of the Corporations from December 31, 1993, other than changes made in the usual and ordinary conduct of the businesses of the Corporations, none of which has been or will be materially adverse and all of which have been or will be recorded in the books of account of the Corporations; and except as specifically permitted by this Agreement, there have been no material adverse changes in the respective businesses, assets, properties, or liabilities, absolute or contingent, of any of the Corporations, or in their respective condition, financial or otherwise, from the date of the most recent of the Financial Statements that has been delivered to Fourth on the date hereof other than (i) changes occurring in the usual and ordinary conduct of the business of the Corporations, none of which has been or will be materially adverse and all of which have been or will be recorded in the respective books of account of the Corporations, and (ii) resulting from action required or permitted by this Agreement to be taken by any of the Corporations. Neither of the Corporations has any contingent liabilities, other than letters of credit and similar obligations of the Bank incurred in the ordinary course of business, that are not described in or reserved against in the Financial Statements listed above. No claims based on "undisclosed liabilities and obligations" as defined in the Purchase and Assumption Agreement, dated December 1, 1990 among W. Grant Gregory, Standard State Bank and Trust, and Independence Financial Corporation have been asserted against either of the Corporations pursuant to such Purchase and Assumption Agreement.


          h. Properties. SBI does not own or lease any real property. Exhibit "H" to the Disclosure Statement is a complete list of all real estate owned or leased by the Bank. The Bank has good and marketable title in fee simple to all of the real property shown on its books as being owned by it, free and clear of all liens, encumbrances, and charges, except for those exceptions described on Exhibit "H" to the Disclosure Statement and Permitted Encumbrances. All leases of real property to which the Bank is a party as lessee, a true and complete copy of each of which with all amendments thereto is included in Exhibit "H" to the Disclosure Statement, are valid and enforceable in accordance with their respective terms except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar Laws and equitable principles affecting creditors' rights generally, and there has been no material default by any party thereto. No zoning ordinance prohibits, interferes with, or materially impairs the usefulness of the Occupied Properties; and all the premises on the Occupied Properties or leased by the Bank are in good operating condition and repair, normal wear and tear excepted.


          i. Personal Property. SBI does not own or lease any material tangible personal property. The Bank has good and merchantable title to all of the machinery, equipment, materials, supplies, and other property of every kind, tangible or intangible, contained in its offices and other facilities or shown as assets in its records and books of account, free and clear of all liens, encumbrances, and charges except for leasehold improvements to leased premises and for personal property held under the leases described on Exhibit "I" to the Disclosure Statement. All leases of personal property to which the Bank is a party as lessee, true and complete copies of each which with all amendments thereto are included in Exhibit "I" to the Disclosure Statement, are valid and enforceable in accordance with their terms, and there has been no material default by any party thereto. All of such personal property owned or leased by the Bank is in good operating condition, normal wear and tear excepted.


          j. Taxes. Except for an amended 1993 federal tax return providing for the payment of additional income tax in the amount of approximately $30,000 to be filed by the Corporations prior to the Effective Time, the Corporations have all filed all tax returns and reports required to be filed with the United States Government and with all states and political subdivisions thereof where any such returns or reports are required to be filed and where the failure to file such return or report would subject any of the Corporations to any material liability or penalty. All taxes imposed by the United States, or by any foreign country, or by any state, municipality, subdivision, or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due and payable by any of the Corporations have been paid in full or adequately provided for by reserves shown in the records and books of account of the Corporations and in the Financial Statements. No extension of time for the assessment of deficiencies for any years is in effect. None of the Corporations has any knowledge of any unassessed tax deficiency proposed or threatened against any of them.


          k. Contracts. Other than Permitted Contracts and agreements with customers of the Bank and with financial institutions entered into by the Bank in the ordinary course of banking business, attached to the Disclosure Statement as Exhibit "K" is a list of all material contracts and other agreements and arrangements, both written and oral, to which either of the Corporations is a party, which affect or pertain to the operation of their respective businesses, and which involve future payments by any of the Corporations of $10,000 or more (the "Scheduled Agreements"). All parties to the Scheduled Agreements have in all material respects performed, and are in good standing with respect to, all the material obligations required to be performed under all such contracts and other agreements and arrangements, and no obligation with respect thereto is overdue. All of the agreements of the Corporations, including without limitation the agreements disclosed in writing pursuant to this clause k, are valid, binding, and enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws and equitable principles affecting creditors' rights generally. Except as otherwise noted in Exhibit "K" to the Disclosure Statement, no contract, lease, or other agreement or arrangement to which any of the Corporations is a party or as to which any of any of their assets is subject requires the consent of any third party in connection with this Agreement or the Merger. The Corporations are not in default under any of the Scheduled Agreements; the Corporations are not aware of any default by any other party to any of the Scheduled Agreements or any claim by any other party that the Corporations are in default under any of the Scheduled Agreements. Except for Permitted Contracts and except as set forth in Exhibit "K" to the Disclosure Statement, neither of the Corporations is a party to:


               (1) Any contract for the purchase or sale of any materials, services, or supplies which contains any escalator, renegotiation, or redetermination clause or which commits it for a fixed term;


               (2) Any contract of employment with any officer or employee not terminable at will without liability on account of such termination;


               (3) Any management or consultation agreement not terminable at will without liability on account of such termination;


               (4) Any license, royalty, or union agreement, or loan agreement in which a Corporation is the borrower;


               (5) Any contract, accepted order, or commitment for the purchase or sale of materials, services, or supplies having a total remaining contract price in excess of $10,000;


               (6) Any contract containing any restrictions on any party thereto competing with either Corporation or any other person;


               (7) Any other agreement which materially affects the business, properties, or assets of either of the Corporations, or which was entered into other than in the ordinary and usual course of business; or


               (8) Any letter of credit or commitment to make any loan or group of loans to related parties in an amount in excess of $100,000.


          None of the Corporations' agreements described in this clause k other than loans made in the ordinary course is reasonably anticipated by either of the Corporations or any Stockholder to result in a material loss to either of the Corporations.


          1. Labor Relations; Employees; ERISA. Neither of the Corporations is a party to or affected by any collective bargaining agreement or employment agreement, nor is any Corporation a party to any pending or, to the knowledge of either of the Corporations, any threatened labor dispute, organizational efforts, or labor negotiations. Each of the Corporations has complied with all applicable Laws relating to the employment of labor, including, but not limited to, the provisions thereof relating to wages, hours, collective bargaining, payment of social security taxes, and equal employment opportunity, the violation of which would have a materially adverse impact on their respective businesses. Neither of the Corporations is liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. True and complete copies of the Bank's 401(K) Plan, the Bank's Annual Officer Bonus Plan, and the Bank's long-term incentive plan, together with all amendments thereto, are attached as Exhibits L-1 through L-3, respectively, to the Disclosure Statement. Except for the three plans described in the preceding sentence, neither of the Corporations has any written or oral retirement, pension, profit sharing, stock option, bonus, or other employee benefit plan or practice other than group health, life, and accident insurance. Each such plan is in material compliance with ERISA and the Code and the 401(K) Plan is a "qualified plan" within the meaning of Section 401(a) of the Code and is the subject of a currently effective written determination of the Internal Revenue Service to such effect and to the further effect that the trust thereunder is a trust exempt from tax under Section 501 of the Code. The Corporations and Stockholders know of no facts or circumstances that could adversely affect the status of such plan as such a plan or such trust as such a trust. All accrued contributions and other payments to be made by the Bank under the three plans have been made or reserves adequate for such purposes have been set aside therefor. Neither of the Corporations has violated any of the provisions of ERISA, and neither of them has engaged in any "prohibited transactions" as such term is defined in Section 406 of ERISA. Each of the Corporations has complied with all applicable notice requirements and has provided group health care continuation coverage under Section 4980B of the Code and/or any other applicable Laws. There is no employee of either of the Corporations whose employment is not terminable at will without severance pay or other penalty or compensation.


          m. Government Authorizations. Each of the Corporations has all permits, charters, licenses, orders, and approvals of every federal, state, local, or foreign governmental or regulatory body required in order to permit it to carry on its business substantially as presently conducted except where the failure to do so would not have a material adverse effect on the businesses, results of operations or general business affairs of SBI and the Bank taken as a whole. All such licenses, permits, charters, orders, and approvals are in full force and effect, and neither of the Corporations knows of any threatened suspension or cancellation of any of them or of any fact or circumstance that will interfere with or adversely affect the renewal of any of such licenses, permits, charters, orders, or approvals; and none of such permits, charters, licenses, orders, and approvals will be affected by the consummation of the transactions contemplated by this Agreement.


          n. Insurance. Exhibit "N" to the Disclosure Statement is a complete list of all insurance policies presently in effect and in effect during the past three years. All the insurance policies and bonds currently maintained by either of the Corporations are in full force and effect.


          o. Litigation. Exhibit "O" to the Disclosure Statement contains a true and complete list and brief description of all pending or, to the knowledge of either of the Corporations or any of the Stockholders, threatened Litigation to which either of the Corporations is or would be a party or to which any of their assets is or would be subject. Except as described on Exhibit "O" to the Disclosure Statement, neither of the Corporations is a party to any Litigation other than routine litigation commenced by the Bank to enforce obligations of borrowers in which no counterclaims for any material amounts of money have been asserted or, to the knowledge of either of the Corporations or any of the Stockholders, threatened. To the knowledge of the Corporations or any of the Stockholders, there are no threatened proceedings against or investigations of any of the Corporations by either regulatory agency.


          p. Brokers or Finders. No broker, agent, finder, consultant, or other party (other than legal, accounting, and financial advisors) has been retained by either of the Corporations or any Stockholder or is entitled to be paid based upon any agreements, arrangements, or understandings made by either of the Corporations or any Stockholder in connection with any of the transactions contemplated by this Agreement or the Merger Agreement.


          q. SEC Filings To Be Accurate. The information pertaining to the Corporations which has been or will be furnished to Fourth by or on behalf of any of the Corporations or Stockholders for inclusion in the Registration Statement or the Proxy Statement, and the information pertaining to either of the Corporations which will appear in the Registration Statement or the Proxy Statement, in the form filed with the SEC, will not contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Corporations and Stockholders shall promptly advise Fourth in writing if prior to the Effective Time any of them shall obtain knowledge of any fact that would make it necessary to amend the Registration Statement or the Proxy Statement, or to supplement the prospectus contained in the Registration Statement, in order to make the statements therein not misleading or to comply with applicable Law.


          r. Stockholder Matters. Exhibit "R-1" to the Disclosure Statement accurately sets forth after the name of each Stockholder, the number of shares of each class of SBI Stock beneficially owned by such Stockholder, in each case free and clear of all liens, encumbrances, claims, and equities which would impair the right of the record owner to vote such shares in favor of the Merger, and the number of shares of Fourth Stock to be received in the Merger; provided, however, that no Stockholder makes any warranty as to the shares owned by any other Stockholder. Neither of the Corporations is a party and none of the Stockholders is a party to any agreement (except for an agreement dated April 17, 1991, by and between Charles M. Harper and Chris J. Murphy) which in any way restricts the right of any Stockholder to vote on this Agreement or the Merger Agreement or consummate the transactions contemplated therein. There is no plan or intention by any of the Stockholders to sell, exchange, or otherwise dispose of a number of shares of Fourth Stock received in the Merger that would reduce the SBI stockholders' ownership of Fourth Stock to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all of the SBI Stock outstanding immediately prior to the Effective Time. Solely for purposes of the preceding sentence, an amount of Fourth Stock equal to
     (i) the value of SBI Stock surrendered for cash in lieu of fractional shares of Fourth Stock, and (ii) the value of shares of Fourth Stock held by SBI stockholders prior to the Merger and otherwise sold, exchanged, or disposed of prior or subsequent to the Effective Time, shall be deemed received by SBI stockholders in the Merger and sold, exchanged, or disposed of immediately thereafter.


          s. Environmental Compliance. The Corporations are in material compliance with all relevant Environmental, Health, and Safety Laws and neither of the Corporations has any material Environmental, Health, and Safety Liabilities.
     Except as described in Exhibit "S" to the Disclosure Statement, none of the Occupied Properties and, to the knowledge of SBI and any of the Stockholders, no real or personal property owned or leased by the Bank at any time is now being used or has at any time in the past ever been used for the storage (whether permanent or temporary), disposal, or handling of any Hazardous Materials, nor are any Hazardous Materials located in, on, under, or at any real or personal property owned, leased, or used by the Bank. Neither of the Corporations has received any notice of a material violation of any Environmental, Health, and Safety Law, or any notice of any material potential Environmental, Health, and Safety Liabilities with respect to any properties or assets in which either of the Corporations has or has had any interest.


          t. Employment of Aliens. The Bank is in material compliance with the Immigration and Control Act of 1986.


          u. Notes and Leases. All promissory notes and leases owned by the Bank at the Effective Time will represent bona fide indebtedness or obligations to the Bank and are and will be fully enforceable in accordance with their terms without valid set-offs or counterclaims, except as shown on the books and records of the Bank and except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws and equitable principles affecting creditors' rights generally; provided, however, no representation or warranty is made in this Agreement as to the collectibility of any such note or lease.


          v. No Misrepresentations. Neither this Agreement, the Financial Statements, nor any other letter, certificate, statement, or document furnished or to be furnished to Fourth by or on behalf of SBI, the Stockholders, or any of them, pursuant to or in connection with this Agreement and the transactions contemplated hereby, when considered in conjunction with all other information and documents furnished to Fourth hereunder, contains or will contain any misstatement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


          w. Updating of Representations and Warranties. Between the date hereof and the Effective Time, SBI and the Stockholders will promptly disclose to Fourth in writing any information of which any of them has actual knowledge (1) concerning any event that would render any of their representations or warranties contained in this Agreement untrue if made as of the date of such event, (2) which renders any information set forth in this Agreement or the Disclosure Statement no longer correct in all material respects, or (3) which arises after the date hereof and which would have been required to be included in this Agreement or the Disclosure Statement if such information had existed on the date hereof.


     3.2 Representations and Warranties of Fourth. Fourth represents and warrants to SBI and the Stockholders, and each of them, as follows:


          a. Organization, Good Standing, and Authority. Fourth is a bank holding company duly registered pursuant to the Bank Holding Company Act. Fourth and each of its banking Subsidiaries is a corporation or bank duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and with all appropriate governmental agencies, and each has all requisite corporate power and authority to conduct its business as it is now conducted, to own its properties and assets, and to lease properties used in its business. None of Fourth or any of its banking Subsidiaries is in violation of its charter documents or bylaws, or of any applicable Law in any material respect, or in default in any material respect under any material agreement, indenture, lease, or other document to which it is a party or by which it is bound. All of Fourth's issued and outstanding equity securities are duly registered under the Federal Securities Exchange Act of 1934, as amended. Shares of Fourth Stock are listed on the National Market System of NASDAQ.


          b. Binding Obligations: Due Authorization. This Agreement constitutes, and the Merger Agreement will upon execution and delivery constitute, valid and binding obligations of Fourth, enforceable against it in accordance with the terms of such documents, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws and equitable principles affecting creditors' rights generally. The execution, delivery, and performance of this Agreement and the Merger Agreement, and the transactions contemplated by all such agreements have been duly authorized by the board of directors of Fourth. No approval of the holders of outstanding Fourth Stock or other voting securities of Fourth is necessary to consummate the Merger.


          c. Absence of Default. None of the execution or the delivery of this Agreement and the Merger Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of the terms hereof or thereof, will (1) conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under the charter documents or bylaws of Fourth or any of its banking Subsidiaries or under any agreement or instrument under which Fourth or any of its banking Subsidiaries is obligated, or (2) violate any Law to which any of them is subject.


          d. SEC Documents. Fourth has previously delivered to SBI its Annual Report on Form 10-K for the year ended December 31, 1993, and its Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1994, in each case with exhibits thereto, as filed with the SEC, and a copy of the definitive proxy statement used by Fourth in connection with its 1994 annual stockholders' meeting. All of the financial statements contained in such documents have been prepared in accordance with GAAP applied on a consistent basis. The books of account of Fourth and each of its banking Subsidiaries fairly and correctly reflect, in accordance with GAAP applied on a consistent basis, the respective incomes, expenses, assets, and liabilities, absolute and contingent, of Fourth and each of its banking Subsidiaries. There have been no material adverse changes in the consolidated financial condition of Fourth from December 31, 1993.


          e. Brokers or Finders. No broker, agent, finder, consultant, or other party (other than legal and accounting advisors) has been retained by Fourth or is entitled to be paid based upon any agreements, arrangements, or understandings made by Fourth in connection with any of the transactions contemplated by this Agreement or the Merger Agreement.


          f. SEC Filings to be Accurate. The information pertaining to Fourth which has been or will be furnished by or on behalf of Fourth and its banking Subsidiaries or its management for inclusion in the Registration Statement or the Proxy Statement, and the information pertaining to Fourth which will appear in the Registration Statement or the Proxy Statement, in the form filed with the SEC, will contain no untrue statement of any material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. Fourth shall promptly advise SBI in writing if prior to the Effective Time it shall obtain knowledge of any fact that would make it necessary to amend the Registration Statement or the Proxy Statement, or to supplement the prospectus contained in the Registration Statement, in order to make the statements therein not misleading or to comply with applicable Law.


          g. No Misrepresentations. Neither this Agreement, the disclosure documents described in clause "d" of this Section 3.2, nor any other letter, certificate, statement, or document furnished or to be furnished to SBI or the Stockholders, by or on behalf of Fourth pursuant to or in connection with this Agreement and the transactions contemplated hereby contains or will contain any misstatement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.


          h. Capitalization. Fourth is authorized to issue (i) 50,000,000 shares of common stock, par value $5 per share, of which 27,201,925 shares were issued and 26,845,241 shares were outstanding on June 30, 1994, (ii) 250,000 shares of Class A 7% Cumulative Convertible Preferred Stock, par value $100 per share, all of which are issued and outstanding, and (iii) 5,000,000 shares of Class B Preferred Stock, without par value, none of which have been issued. The shares of Fourth Stock to be issued in the Merger will be duly and validly issued, fully paid, and nonassessable, and not issued in violation of any preemptive rights or any Laws applicable thereto.


          i. Updating of Representations and Warranties. Between the date hereof and the Effective Time, Fourth will promptly disclose to SBI and the Stockholders in writing any information of which it has actual knowledge (1) concerning any event that would render any representation or warranty of Fourth untrue if made as of the date of such event, (2) which renders any information set forth in this Agreement no longer correct in all material respects, or (3) which arises after the date hereof and which would have been required to be included in the Agreement if such information had existed on the date hereof.


                            ARTICLE IV


                     SECURITIES LAWS MATTERS


     4.1 Registration Statement and Proxy Statement. Fourth shall as soon as practicable prepare and file the Registration Statement under and pursuant to the Securities Act for the purpose of registering the shares of Fourth Stock to be issued in the Merger. SBI shall, and shall cause the Bank to provide promptly to Fourth such information concerning their respective businesses, financial condition, and affairs as may be required or appropriate for inclusion in the Registration Statement or the Proxy Statement and each shall cause its counsel and independent public accountants to cooperate with the other's counsel and independent public accountants in the preparation and filing of the Registration Statement and the Proxy Statement. Fourth and SBI shall use their Best Efforts to have the Registration Statement declared effective under the Securities Act as soon as may be practicable and thereafter SBI shall distribute the Proxy Statement to its stockholders in accordance with applicable Laws not fewer than 20 business days prior to the date on which the Merger Agreement is to be submitted to the stockholders for voting thereon. If necessary, in light of developments occurring subsequent to the distribution of the Proxy Statement to stockholders, SBI shall mail or otherwise furnish to its stockholders such amendments to the Proxy Statement or supplements to the Proxy Statement as may, in the opinion of Fourth or SBI, be necessary so that the Proxy Statement, as so amended or supplemented, will contain no untrue statement of any material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or as may be necessary to comply with applicable Law. Fourth shall not be required to maintain the effectiveness of the Registration Statement for the purpose of resale of Fourth Stock by any person.


     4.2 State Securities Laws. Fourth shall prepare and file and the parties hereto shall cooperate in making any filings required under the securities laws of any State in order either to qualify or register the Fourth Stock so it may be offered and sold lawfully in such State in connection with the Merger or to obtain an exemption from such qualification or registration.


     4.3  Affiliates.  Certificates representing shares of Fourth
Stock issued to Affiliates of SBI pursuant to the Fourth Merger
Agreement may be subjected to stop transfer orders and may bear a restrictive legend in substantially the following form:


          The shares of common stock represented by this certificate have been issued or transferred to the registered holder as the result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act"), applies. Such shares may not be sold, pledged, transferred, or assigned, and the issuer shall not be required to give effect to any attempted sale, pledge, transfer, or assignment, except (i) pursuant to a then current effective registration under the Act, (ii) in a transaction permitted by Rule 145 as to which the issuer has, in the reasonable opinion of its counsel, received reasonably satisfactory evidence of compliance with Rule 145, or (iii) in a transaction which, in the opinion of counsel satisfactory to the issuer or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission, is not required to be registered under the Act. Transfer of the shares represented by this certificate is further restricted by an Affiliate's Agreement dated as of ____________, 1994, between the issuer and the registered holder to which reference is hereby made.


     4.4 Affiliates' Agreements. Each Stockholder shall, and SBI shall use its Best Efforts to cause each director, executive officer, and other person who is an Affiliate of SBI to, deliver to Fourth, at the Effective Time, a written agreement, in substantially the form of Exhibit "D" hereto, providing that such person will not sell, pledge, transfer, or otherwise dispose of any shares of Fourth Stock received by such Affiliate in the Merger, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder, or sell or otherwise dispose of any shares of Fourth Stock received by such Affiliate in the Merger or in any other way reduce his risk relative to such shares (within the meaning of Accounting Series Release No. 130) until such time as financial results covering at least 30 days following the Merger have been published.

                             ARTICLE V


                       CLOSING CONDITIONS


     5.1 Conditions to Obligations of Fourth. The obligations of Fourth to effect the Merger and to issue any Fourth Stock shall be subject to the following conditions which may, to the extent permitted by Law, be waived by Fourth at its option:


          a. Stockholder Approvals. The approval, ratification, and confirmation of this Agreement and the Merger Agreement by the stockholders of SBI shall have been duly obtained as required by Law.


          b. Absence of Litigation. No order, judgment, or decree shall be outstanding restraining or enjoining consummation of the Merger; and no Litigation shall be pending or threatened in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more of the parties hereto in connection with this Agreement.


          c. Securities Laws. The Registration Statement shall have become effective under the Securities Act and Fourth shall have received all state securities laws permits or other authorizations or confirmation of the availability of exemption from registration requirements necessary to issue the Fourth Stock in the Merger. Neither the Registration Statement nor any such permit, authorization, or confirmation shall be subject to a stop-order or threatened stop-order or similar proceeding or order by the SEC or any state securities authority.


          d. Regulatory Approvals. All appropriate regulatory agencies concerned with the transaction shall have approved the transaction, and no such approval shall have involved the imposition of any conditions which are materially burdensome to Fourth or otherwise materially inconsistent with any application as filed.


          e. Minimum Net Worth of the Bank. Fourth shall have been reasonably satisfied that the aggregate net worth of the Bank calculated as of the end of the month immediately preceding the Effective Time, determined in accordance with GAAP was at least $6,500,000, excluding any adjustments required by F.A.S. No. 115 to reflect changes in the Bank's securities portfolio to adjust to market value.


          f. Opinion of Counsel. Fourth shall have received the opinion of Knudsen, Berkheimer, Richardson & Endacott, counsel to the Corporation, substantially in the form of Exhibit "B" hereto.


          g. Representations and Warranties; Covenants. The representations and warranties of SBI and the Stockholders contained in Section 3.1 of this Agreement shall have been true and correct in all material respects on the date made and shall be true and correct in all material respects at the Effective Time as though made at such time, excepting: (i) any changes occurring in the ordinary course of business, none of which shall have been materially adverse, and (ii) any changes contemplated or permitted by this Agreement. SBI and the Stockholders shall each have performed in all material respects all of their obligations under this Agreement.


          h. Certificates. SBI and the Stockholders shall have delivered to Fourth a certificate, in form and substance satisfactory to Fourth, dated the Effective Time and signed by each of the Corporations' chief executive officer and chief financial officer certifying in such detail as Fourth may reasonably request the fulfillment of conditions a, b, e, and g above and j and n below.


          i. Affiliates' Agreements. Prior to the Effective Time, Fourth shall have received from SBI a list, reviewed by SBI's counsel, identifying all of its stockholders who are, in its opinion, Affiliates of SBI. Fourth shall not be obligated to deliver any shares of Fourth Stock to any person who is named as an Affiliate on such list prior to receipt from such person of an agreement substantially in the form of Exhibit "D" hereto.


          j. Material Adverse Changes. Since the date of this Agreement there shall not have occurred any material adverse change in the condition (financial or otherwise) business, liabilities (contingent or otherwise), properties, or assets of any of the Corporations.


          k. Satisfactory Environmental Reports. Fourth shall have received environmental assessment reports covering all of the Corporations' real estate, in form and substance reasonably satisfactory to Fourth, which do not cause Fourth reasonably to conclude that there are any material Environmental, Health, and Safety Liabilities associated with any of such real estate.


          l. Pooling of interests. Fourth shall have received a letter from its independent public accountants, dated the Effective Time, to the effect that the Merger can properly be treated for accounting purposes as a "pooling of interests" under GAAP. Fourth's accountants have reviewed the agreement, dated April 17, 1991, between Charles M. Harper and Chris J. Murphy and have advised Fourth that the provisions of such agreement will not prevent the transaction from qualifying for treatment as a "pooling of interests."


          m. Resignations. SBI shall have delivered to Fourth the written resignations, effective at the Effective Time, of those officers and directors of the Bank as Fourth shall have requested at least two business days prior to the Effective Time.


          n. Directors' Qualifying Shares. SBI shall have acquired all of the ten shares of Bank Stock held as directors' qualifying shares in accordance with currently existing agreements.


     5.2 Conditions to Obligations of SBI and the Stockholders. The obligations of SBI and the Stockholders to effect the Merger and to consummate the transactions contemplated hereby shall be subject to the following conditions which may, to the extent permitted by Law, be waived by them at their option:


          a. General. Each of the conditions specified in clauses a, b, c, and d of Section 5.1 of this Agreement shall have occurred and be continuing.


          b. Representations and Warranties; Covenants. The representations and warranties of Fourth contained in
     Section 3.2 of this Agreement shall have been true and correct in all material respects on the date made and shall be true and correct in all material respects at the Effective Time as though made at such time, excepting any changes occurring in the ordinary course of business, none of which shall have been materially adverse, and excepting any changes contemplated or permitted by this Agreement. Fourth shall have duly performed in all material respects all of its obligations under this Agreement.


          c. Certificate. Fourth shall have delivered to SBI a certificate, in form and substance satisfactory to SBI, dated the Effective Time and signed by its chief executive officer and chief financial officer on behalf of Fourth, certifying in such detail as SBI may reasonably request as to the fulfillment of the foregoing conditions except for the conditions set forth in clauses a and e of Section 5.1 of this Agreement.


          d. Opinion of Counsel. SBI and the Stockholders shall have received the opinion of Foulston & Siefkin, counsel to Fourth, addressed to SBI and the Stockholders, satisfactory in form and substance to SBI, substantially in the form of Exhibit "C" hereto.


          e. Material Adverse Change. Since the date of this Agreement there shall not have occurred any material adverse change in the condition (financial or otherwise), business, properties, liabilities (contingent or otherwise), or assets of Fourth.


                           ARTICLE VI


                         EFFECTIVE TIME


     The consummation of the Merger and the delivery of the certificates and other documents called for by this Agreement, and the consummation of all other transactions contemplated by this Agreement shall take place at such time and place in Wichita, Kansas, as the parties may mutually agree which, unless otherwise agreed, shall be not later than the last day of the month in which the final regulatory approval required to effect the Merger is received and the latest required waiting period expires. The parties agree that they shall exert their reasonable Best Efforts to cause the Effective Time to be on or before December 31, 1994.


                       ARTICLE VII

               TERMINATION OF AGREEMENT


     7.1 Mutual Consent; Absence of Stockholder Approval; Termination Date. This Agreement and the Merger Agreement shall terminate at any time when the parties hereto mutually agree in writing. This Agreement and the Merger Agreement may also be terminated at the election of either SBI or Fourth, as the case may be, upon written notice from the party electing to terminate this Agreement and the Merger Agreement to the other party if, without fault on the part of the party electing to terminate this Agreement and the Merger Agreement, the Merger Agreement is not ratified and approved by the stockholders of SBI by the requisite vote or if there has been a denial of a Required Approval or the granting of a Required Approval only upon compliance with terms reasonably deemed onerous by Fourth. Unless extended by written agreement of the parties, this Agreement and the Merger Agreement shall terminate if all conditions to the obligations of the parties hereto and the Closing have not occurred on or before January 31, 1995.


     7.2 Election by Fourth. This Agreement shall terminate at Fourth's election, upon written notice from Fourth to SBI, if any one or more of the following events shall occur and shall not have been remedied to the satisfaction of Fourth within 30 days after written notice is delivered to SBI: (a) there shall have been any material breach of any of the material obligations, covenants, or warranties of SBI or the Stockholders; or (b) there shall have been any written representation or statement furnished by SBI which at the time furnished is false or misleading in any material respect in relation to the size and scope of the transactions contemplated by this Agreement.

     7.3 Election by SBI. Notwithstanding the approval of the Merger Agreement by the Stockholders of SBI, this Agreement and the Merger Agreement shall terminate at the election of SBI, upon written notice from SBI to Fourth, if any one or more of the following events shall occur and shall not have been remedied to SBI's satisfaction within 30 days after written notice is delivered to Fourth: (a) there shall have been any material breach of any of the material obligations, covenants, or warranties of Fourth hereunder; or (b) there shall have been any written representation or statement furnished by Fourth hereunder which at the time furnished is false or misleading in any material respect in relation to the size and scope of the transactions contemplated by this Agreement.


     7.4 Effect of Termination. In the event of termination of this Agreement by either SBI or Fourth as provided in this Article VII, this Agreement and the Merger Agreement shall forthwith become void and there shall be no liability or obligation on the part of the Stockholders, SBI, Fourth, or their respective officers, directors, or employees except (i) with respect to the parties' obligations under Section 9.1, (ii) all obligations relating to the confidential information contained in this Agreement and in existing confidentiality agreements, and (iii) with respect to any liabilities or damages incurred or suffered by a party as a result of the willful breach by the other party of any of its representations, warranties, covenants or agreements set forth in this Agreement.


                          ARTICLE VIII


                         INDEMNIFICATION


     8.1 Effect of Closing. Except as provided in this Section, closing of the transactions contemplated by this Agreement shall not prejudice any claim for damages which any of the parties hereto may have hereunder in law or in equity, due to a material default in observance or the due and timely performance of any of the covenants and agreements herein contained or for the material breach of any warranty or representation hereunder, unless such observance, performance, warranty, or representation is specifically waived in writing by the party making such claim. In the event any warranty or representation contained herein is or becomes untrue or breached (other than by reason of any fraudulent misrepresentation or fraudulent breach of warranty or any willful breach of a covenant) and such breach or misrepresentation is promptly communicated by SBI to Fourth in writing prior to the Effective Time, Fourth shall have the right, at its sole option, either to waive such misrepresentation or breach in writing or to terminate this Agreement, but in either such event, neither SBI nor any of the Stockholders shall be liable to Fourth for any such damages, costs, expenses, or otherwise by reason of such breach or misrepresentation. In the event Fourth elects to close the transactions contemplated by this Agreement notwithstanding the written communication of such breach or misrepresentation to Fourth by SBI, Fourth shall be deemed to have waived such breach or misrepresentation in writing.


     8.2 General Indemnification. Subject to the limitations on the liability of Stockholders contained in this Article VIII, Stockholders shall be liable for, and shall defend, save, indemnify, and hold harmless Fourth, and its respective officers, directors, employees, and agents, and each of them (hereinafter individually referred to as an "Indemnitee" and collectively as "Indemnitees") against and with respect to any losses, liabilities, claims, diminution in value, litigation, demands, damages, costs, charges, legal fees, suits, actions, proceedings, judgements, expenses, or any other losses (including without limitation any income tax consequences of the receipt of any indemnification payment) (herein collectively referred to as "Indemnifying Losses") that may be sustained, suffered or incurred by, or obtained against, any Indemnitee arising from or by reason of the breach or nonfulfillment of any of the warranties, agreements, or representations made by the Stockholders, or any of them, in this Agreement; provided, however that the liability of Stockholders to defend, save, indemnify, and hold harmless any of the Indemnitees for any liabilities, claims, or demands indemnified under this Agreement, shall be limited to the amount by which all such Indemnifying Losses exceed $100,000 in the aggregate, net of income tax effect and after taking into account all available insurance proceeds, net recoveries on other real estate owned and other non-ledger assets, in each case to the extent such amounts exceed the amounts such assets were carried on the books of the Bank at July 31, 1994. It is agreed that the indemnification obligations of the Stockholders shall be solely for the benefit of the Indemnitees and may not be enforced by any insurer under any subrogation or similar agreement or arrangement or by any governmental agency except as a receiver for any Indemnitee.


     8.3 Procedure. If any claim or demand shall be made or liability asserted against any Indemnitee, or if any litigation, suit, action, or administrative or legal proceedings shall be instituted or commenced in which any Indemnitee is involved or shall be named as a defendant either individually or with others, and if such Litigation, claim, demand, liability, suit, action, or proceeding, if successfully maintained, will result in any Indemnifying Losses as defined in Section 8.2, Fourth shall give Stockholders written notice thereof within 20 days after it acquires knowledge thereof. If, within 20 days after the giving of such notice, Fourth receives written notice from Stockholders (acting jointly) stating that Stockholders dispute or intend to defend against such claim, demand, liability, suit, action, or proceeding, then Stockholders shall have the right to select counsel of their choice and to dispute or defend against or settle such claim at their expense, and the Indemnitees shall fully cooperate with Stockholders in such dispute or defense or settlement so long as Stockholders are conducting such dispute or defense diligently and in good faith. If no such notice of intent to dispute or defend is received by Fourth within aforesaid 20-day period, or if such diligent and good faith defense is not being, or ceases to be, conducted, Fourth shall have the right, directly or through one or more of the Indemnitees, to dispute and defend against the claim, demand, or other liability at the cost and expense of Stockholders, to settle such claim, demand, or other liability, together with interest or late charges thereon, and in either event to be indemnified as provided in this Agreement so long as Fourth conducts such defense diligently and in good faith; provided, notice of any proposed settlement shall be given to Stockholders as far in advance as practicable under the circumstances and, if Stockholders shall timely object to the terms of such proposed settlement, they may assume the defense in accordance with the terms of this Section 8.3. If any event shall occur that would entitle Indemnitees to a right of indemnification hereunder, any loss, damage, or expense subject to indemnification shall be subject to the limitations otherwise set forth in this
Article VIII.


     8.4 Survival of Representations and Warranties. Notwithstanding any rule of law or provision of this Agreement to the contrary, the representations and warranties of Stockholders contained in this Agreement shall survive the Merger and the closing of the transactions described in this Agreement; provided, however, that no claim by an Indemnitee for indemnification or breach of warranty under this Agreement shall be valid unless an Indemnitee shall have given written notice of its assertion or claim to Stockholders on or prior to the earlier date on which Fourth files or is required to file with the SEC its: (a) Annual Report on Form 10-K for the year ended December 31, 1994 if the Effective Time is in 1994, or (b) Quarterly Report on Form 10-Q for the quarter ending March 31, 1995 if the Effective Time is after December 31, 1994.


     8.5 Several Liability of Stockholders. The liability of the Stockholders under this Agreement shall not be joint, but rather shall be several in proportion to the aggregate amount of Fourth Stock each such Stockholder receives for the stock being exchanged pursuant to this Agreement and the Merger Agreement as compared to the total amount of Fourth Stock being received by all SBI stockholders. The liability of each Stockholder under this Agreement shall be limited to the sum of the value of Fourth Stock and cash for fractional shares, if any, received by such Stockholder under this Agreement and the Merger Agreement. For the purposes of this Section 8.5, the Fourth Stock received by Stockholders shall be deemed to have the same value as the reported closing price thereof in the NASDAQ quotation system on the date in which the Effective Time occurs.


     8.6 Indemnification Payments. All indemnification obligations of the Stockholders under this Article VIII shall be satisfied by payment in Fourth Stock which will be deemed to have the same value as the reported closing price thereof in the NASDAQ quotation system on the date in which the Effective Time occurs.


                          ARTICLE IX


                        MISCELLANEOUS


     9.1 Expenses. Whether or not the Merger is effected, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.


     9.2 Notices. All notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered or if sent by certified or registered mail, postage prepaid, return receipt requested, addressed as follows: (a) if to Fourth, addressed to Darrell G. Knudson, Chairman of the Board, Post Office Box 4, Wichita, Kansas 67201; and (b) if to SBI and the Stockholders, addressed to W. Grant Gregory, 375 Park Avenue, Suite 307, New York, N.Y. 10152, or to such other address as shall have been furnished in writing in the manner provided herein for giving notice.


     9.3 Stockholders' Agreements. Each Stockholder agrees not to sell, pledge, encumber, or otherwise hypothecate or transfer any shares of capital stock of any class of either of the Corporations prior to the Effective Time. Each Stockholder also agrees to vote all shares of SBI Stock owned by him or it in favor of approval of this Agreement and the Merger Agreement.


     9.4  Time.  Time is of the essence of this Agreement.


     9.5 Law Governing. This Agreement shall, except to the extent federal law is applicable, be construed in accordance with and governed by the laws of the State of Kansas, without regard to the principles of conflicts of laws thereof.


     9.6 Entire Agreement; Amendment. This Agreement contains and incorporates the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, agreements, letters of intent, and understandings. This Agreement may only be amended by an instrument in writing duly executed by all corporate parties hereto and the Stockholders (by the Agents acting for all Stockholders jointly), and all attempted oral waivers, modifications, and amendments shall be ineffective.


     9.7 Successors and Assigns. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the successors and permitted assigns of each of them; provided, however, that this Agreement, the Merger Agreement, or any of the rights, interests, or obligations hereunder or thereunder may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto.


     9.8 Cover, Table of Contents, and Headings. The cover, table of contents, and the headings of the sections and subsections of this Agreement and the Merger Agreement are for convenience of reference only and shall not be deemed to be a part hereof or thereof or taken into account in construing this Agreement or the Merger Agreement.


     9.9 Counterparts. This Agreement and the Merger Agreement may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute but one agreement.






                           [continued]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed.




FOURTH FINANCIAL CORPORATION       STANDARD BANCORPORATION, INC.


By /s/Darrell G. Knudson        By /s/W. Grant Gregory
   ---------------------           -------------------
   Darrell G. Knudson                 W. Grant Gregory
   Chairman of the Board              Chairman of the Board

     "Fourth"                           "SBI"




                          STOCKHOLDERS

I.  Class A Common Stock                              No. of Shares
    --------------------                              -------------

Date:     ___________, 1994   /s/W. Grant Gregory   780 shares
                              -------------------
                              W. Grant Gregory


Date:     ___________, 1994   /s/Charles M. Harper   780 shares
                              --------------------
                              Charles M. Harper


Date:     ___________, 1994   /s/Chris J. Murphy    -  shares
                              -------------------
                              Chris J. Murphy


                              THE STUART KANSAS CITY
                              LIMITED PARTNERSHIP

Date:     ___________, 1994   By/s/James Stuart, III   780 shares
                                --------------------
                                 James Stuart, III
                                 General Partner







                           [continued]


II.  Class B Non-Voting Common Stock
     -------------------------------


Date:     ___________, 1994   /s/Charles M. Harper   1,040 shares
                              --------------------
                              Charles M. Harper


Date:     ___________, 1994   /s/Chris J. Murphy     -   shares
                              -----------------
                              Chris J. Murphy


                              THE STUART KANSAS CITY
                              LIMITED PARTNERSHIP

Date:     ___________, 1994   By /s/James Stuart, III   1,040 shares
                               ---------------------
                               James Stuart, III
                               General Partner


                              SOUTHWEST COMPANY

Date:     ___________, 1994   By /s/James Gregory   1,040 shares
                                ------------------
                                James Gregory
                                President



III.  9% Cumulative, Non-Participating, Non-Voting Preferred Stock
      ------------------------------------------------------------

Date:     ___________, 1994   /s/Charles M. Harper   1,950 shares
                              ---------------------
                              Charles M. Harper


Date:     ___________, 1994   /s/James Stuart        1,950 shares
                              ------------------
                              James Stuart


Date:     ___________, 1994   /s/Chris J. Murphy       -   shares
                              -------------------
                              Chris J. Murphy


                              SOUTHWEST COMPANY

Date:     ___________, 1994   By /s/James Gregory     1,950 shares
                                ------------------
                                James Gregory
                                President




                              Exhibit "A"


                AGREEMENT AND ARTICLES OF MERGER
                --------------------------------




               THIS AGREEMENT AND ARTICLES OF MERGER is made as of the _____ day of __________ 1994, between FOURTH FINANCIAL CORPORATION, a Kansas corporation ("Fourth") and STANDARD BANCORPORATION, INC., a Nebraska corporation ("SBI"). Fourth and SBI are hereinafter sometimes referred to as the "Constituent Corporations;" SBI is hereinafter sometimes referred to as the "Merging Corporation"; and Fourth is hereinafter sometimes called the "Surviving Corporation."



                            Recitals
                            --------


               A. The respective Boards of Directors of each of the two Constituent Corporations have duly adopted resolutions approving an Agreement and Plan of Reorganization, dated as of September 2, 1994, between Fourth and SBI (the "Agreement and Plan of Reorganization") and this Agreement and Articles of Merger, subject, among other things, to the approval and adoption of the Agreement and Plan of Reorganization and this Agreement and Articles of Merger by the holders of at least two-thirds of the issued and outstanding capital stock of each class of SBI, authorizing the proposed merger of the SBI into Fourth upon the terms and conditions herein set forth.


               B. No approval of the stockholders of Fourth of this Agreement is required by reason of K.S.A. 17-6702(e) and 17-6701(f).


               NOW, THEREFORE, Fourth and SBI hereby agree that Fourth and SBI shall merge on the terms and conditions hereinafter provided and in accordance with the following articles and plan:







                   Articles and Plan of Merger
                   ---------------------------


               1. SBI shall merge with and into Fourth which shall continue as the Surviving Corporation and shall be governed by the laws of the State of Kansas (the "Merger"). At the Effective Time (as defined in Paragraph 6), the separate existence of SBI shall cease. The corporate identity, existence, purposes, franchises, powers, rights, and immunities of Fourth shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, franchises, powers, rights, and immunities of SBI shall be merged into Fourth which shall be fully vested therewith. It is the intention of the parties that the transaction contemplated by this Agreement of Merger shall qualify as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended.


               2.   The Restated Articles of Incorporation and
Bylaws of Fourth, as in effect on the Effective Time, shall be and remain the articles of incorporation and bylaws of the Surviving
Corporation until thereafter amended as provided by law.


               3.   At the Effective Time:


                    (a)    Fourth shall, without other transfer,
               succeed to and possess all the rights, privileges, powers, and franchises both of a public and private nature and shall be subject to all the restrictions, disabilities, debts, liabilities, and duties of each of the Constituent Corporations.


                    (b)    The rights, privileges, powers, and
               franchises of each of the Constituent Corporations and all property, real, personal and mixed, of and all debts due or belonging to any of the Constituent Corporations shall be vested in Fourth; and all property, rights, privileges, powers, and franchises, and all and every other interest shall be thereafter as effectually the property of Fourth as they were of any of the Constituent Corporations.


                    (c)    Title to any real estate and to any
               other property vested by deed or otherwise in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the Merger or the statutes providing therefor; provided, however, that all rights of creditors and all liens upon the property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities, and duties of all of the Constituent Corporations shall thenceforth attach to Fourth and may be enforced against it to the same extent as if they had been incurred or contracted by Fourth. After the Effective Time, the Constituent Corporations shall each execute or cause to be executed such further assignments, assurances, or other documents as may be necessary or desirable to confirm title to their respective properties, assets, and rights in Fourth or to otherwise carry out the purposes of this Agreement of Merger, and their respective officers and directors shall do all such acts and things to accomplish those purposes which Fourth may reasonably request.

               4.   At the Effective Time:


                    (a)    Each issued and outstanding share of
               each class of capital stock of SBI shall cease to be an issued and existing share.

                    (b)    Each share of capital stock of SBI
               (together with all rights to receive unpaid preferred stock dividends), shall automatically be converted into and exchanged for shares of common stock of Fourth, par value $5.00 per share ("Fourth Stock"), as follows:



                                                 No. of Shares
                                                 of Fourth
                                                 Stock to Be
Class of SBI Capital Stock                       Received
- --------------------------                       -----------
Class A Common Stock, par value $1 p/share        53.9974
Class B Common Stock, par value $1 p/share        53.9971
9% Cumulative Non-Voting Preferred
    Stock, $100 p/share                            3.4487

                    (c)     Until surrendered for exchange, each
               outstanding stock certificate which prior to the Effective Time represented capital stock of SBI shall be deemed for all corporate purposes to represent the right to receive the number of shares of Fourth Stock into which the shares have been so converted; provided, that in any matters relating to the shares represented by such certificates, Fourth may rely conclusively upon the record of stockholders maintained by SBI containing the names and addresses of the holders of record of such stock at the Effective Time. Unless and until such outstanding stock certificates formerly representing shares of capital stock of SBI are so surrendered, no dividend payable to the holders of record of Fourth Stock, as of any date subsequent to the Effective Time, shall be paid to the holder of such outstanding certificates in respect thereof. Upon surrender of such outstanding certificates (or, in the case of lost certificates, upon receipt of a surety bond or other form of indemnification satisfactory to Fourth), however, the former SBI stockholders shall receive certificates evidencing the shares of Fourth Stock to which they are entitled plus the accrued dividends on such stock, without interest.

                    (d)    No fractional shares of Fourth Stock
               will be issued. Instead, upon surrender of SBI common or preferred stock certificates (or, in the case of lost certificates, upon receipt of a surety bond or other form of indemnification which is satisfactory to Fourth) Fourth will pay, or cause to be paid, to the holder thereof the cash value of the fractional interest to which the holder thereof would otherwise be entitled, based upon the closing price of Fourth Stock on the last trading day two trading days prior to the Effective Time as reported in the Southwest Edition of The Wall Street Journal.

                    (e)    The Merger shall effect no change in
               the rights of the holders of Fourth Stock that is outstanding immediately before the Effective Time.

                    (f)    No holder or former holder of SBI
               preferred stock shall have any right to receive any additional payment or other consideration with respect to unpaid dividends on such preferred stock, the rights to the receipt of which dividends shall be extinguished at the Effective Time.


               5. The officers and directors of Fourth at the Effective Time shall continue to be the officers and directors of the Surviving Corporation until their successors are duly elected and qualified or their earlier death, resignation, or removal.


               6. The Merger shall be effected by and be given effect upon the filing of this Agreement of Merger in the offices of the Secretary of State of Kansas and the Secretary of State of Nebraska. Such date and time of filing is referred to in this Agreement of Merger as the "Effective Time." This Agreement of Merger shall also be recorded in accordance with the provisions of the Kansas General Corporation Code and the Nebraska Business Corporation Act, but such recording shall not be a condition precedent to its becoming effective.


               7. This Agreement and Articles of Merger may be terminated and abandoned by mutual consent of the Boards of Directors of Fourth and SBI at any time prior to the Effective Time, or by the Board of Directors of either Fourth Financial or SBI (acting jointly) if the Agreement and Plan of Reorganization shall have been terminated as therein provided.


               8. This Agreement and Articles of Merger may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.


               IN WITNESS WHEREOF, pursuant to authority duly given by its Board of Directors, each of the Constituent Corporations has caused this Agreement and Articles of Merger to be executed by its Chairman of the Board, President, or Vice President and attested by its Secretary or an Assistant Secretary as of the date and year first above written.

                           FOURTH FINANCIAL CORPORATION


                           By
                             ----------------------------
                           Darrell G. Knudson
                           Chairman of the Board
ATTEST:

By
  -----------------------------
   William J. Rainey, Secretary



                           STANDARD BANCORPORATION, INC.



                           By
                             ----------------------------
                             Chris J. Murphy
                             President
ATTEST:

By
  ------------------------------
  E. Dean Gall, Secretary


                         ACKNOWLEDGMENTS
                         ---------------


STATE OF KANSAS     )
                    )ss:
SEDGWICK COUNTY     )


               BE  IT REMEMBERED that on this     day of
1994, personally came before me, a Notary Public, in and for the county and state aforesaid, Darrell G. Knudson and William J. Rainey, Chairman of the Board and Secretary, respectively, of Fourth Financial Corporation, a Kansas corporation, both of whom are personally known to me and personally known to me to be the said officers of said corporation, and they each separately duly executed the above and foregoing Agreement and Articles of Merger before me and acknowledged the said Agreement and Articles of Merger to be their act and deed and the act and deed of said corporation; that the facts stated therein are true; that the signature of the chairman of the board of said corporation to the foregoing Agreement and Articles of Merger is in the handwriting of said chairman of the board of said corporation, and that its seal affixed to said Agreement and Articles of Merger, and attested by the secretary of said corporation, is the corporate seal of said corporation.


          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.




                    ----------------------------------------
                    Notary Public

My Appointment Expires:


- -----------------------

                         ACKNOWLEDGMENTS
                         ---------------


STATE OF __________        )
                           )  ss:
          COUNTY           )


               BE IT REMEMBERED that on this _____ day of ___________, 1994, personally came before me, a Notary Public, in and for the county and state aforesaid, Chris J. Murphy and
E. Dean Gall, President and Secretary, respectively, of Standard Bancorporation, Inc., a Nebraska corporation, both of whom are personally known to me and personally known to me to be the said officers of said corporation, and they each separately duly executed the above and foregoing Agreement and Articles of Merger before me and acknowledged the said Agreement and Articles of Merger to be their act and deed and the act and deed of said corporation; that the facts stated therein are true; that the signature of the president of said corporation to the foregoing Agreement and Articles of Merger is in the handwriting of said president of said corporation, and that its seal affixed to said Agreement and Articles of Merger, and attested by the secretary of said corporation, is the corporate seal of said corporation.


               IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                    ----------------------------------------
                           Notary Public

My Appointment Expires:


- -----------------------



                         CERTIFICATES
                         ------------

          The undersigned, Chris J. Murphy, and E. Dean Gall, President and Secretary, respectively, of Standard Bancorporation, Inc., a Nebraska corporation, pursuant to the Nebraska Business Corporation Act, hereby certify that (a) the foregoing Agreement and Articles of Merger to which this Certificate is attached contains the plan of merger, (b) said Agreement and Articles of Merger has been submitted to the stockholders of said corporation at a special meeting thereof, duly called and held in accordance with the Bylaws of said corporation and the Nebraska Business Corporation Act on the __ day of _____________, 1994, and (c) at such meeting said stockholders duly considered, adopted, and approved said Agreement and Articles of Merger by voting all of the 2,340 shares of Class A Common Stock, par value $1.00 per share, all of the 3,120 shares of Class B Common Stock, par value $1.00 per share, and all of the 5,850 shares of 9% Cumulative Non-Voting Preferred Stock, $100 par value per share, that were then issued and outstanding in favor thereof.


          IN WITNESS WHEREOF, the undersigned have executed this Certificate on the ___ day of ________________, 1994.




                           __________________________
                           Chris J. Murphy, President

                           __________________________
                           E. Deal Gall, Secretary


STATE OF ________          )
                           ) ss:
           COUNTY          )



               BE IT REMEMBERED that on this ___ day of _____________, 1994, personally came before me, a Notary Public, in and for the county and state aforesaid Chris J. Murphy and E. Dean Gall, President and Secretary of Standard Bancorporation, Inc., a Nebraska corporation, both of them are personally known to me and personally known to me to be the said officers of said corporation, and they each separately duly executed the above and foregoing certificate before me and acknowledged the said certificate to be their act and deed and the act and deed of said corporation; that the facts stated therein are true; that the signatures are that of the president and secretary of said corporation, and that its seal affixed to said certificate is the corporate seal of said corporation.


               IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.




                           ------------------------------
                           Notary Public

My Appointment Expires:


- ------------------------





               The undersigned, William J. Rainey, Secretary of Fourth Financial corporation, a Kansas corporation, on behalf of said corporation, hereby certifies, in accordance with K.S.A. 17-6702(e) and pursuant to K.S.A. 17-6701(f) of the General Corporation Code of the State of Kansas, that the foregoing Agreement and Articles of Merger to which this Certificate is attached has been duly approved by the board of directors of Fourth Financial Corporation and has been duly adopted pursuant to Subsection (f) of said K.S.A. 17-6701 in that (i) the foregoing Agreement and Articles of Merger does not amend in any respect the Articles of Incorporation of Fourth Financial Corporation; (ii) each share of stock of Fourth Financial Corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger; and (iii) the authorized unissued shares or the treasury shares of common stock of Fourth Financial Corporation to be issued or delivered under the foregoing Agreement and Articles of Merger do not exceed 20% of the shares of common stock of Fourth Financial Corporation outstanding immediately prior to the effective date of the merger.

               IN WITNESS WHEREOF, the undersigned has executed this Certificate on the ____ day of __________, 1994.




                    ----------------------------------------
                    William J. Rainey, Secretary










STATE OF KANSAS            )
                           )  ss:
SEDGWICK COUNTY            )


                BE IT REMEMBERED that on this __ day of ______ 1994, personally came before me, a Notary Public, in and for the county and state aforesaid, William J. Rainey, Secretary of FOURTH FINANCIAL CORPORATION, a Kansas corporation, who is personally known to me and personally known to me to be the said officer of said corporation, and he duly executed the above and foregoing certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the facts stated therein are true; that this signature is that of the secretary of said corporation, and that its seal affixed to said certificate is the corporate seal of said corporation.


               IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.



                           ------------------------------
                           Notary Public

My Appointment Expires:



- ------------------------


TO THE SECRETARY OF STATE OF THE STATE OF NEBRASKA:


               Pursuant to Section 21-2076 of the Nebraska Business Corporation Act, Standard Bancorporation, Inc., a Nebraska corporation, was merged into Fourth Financial Corporation, a Kansas corporation and the surviving corporation. Fourth Financial Corporation agrees that (a) it may be served with process within or without the State of Nebraska in any proceeding in the courts of Nebraska for the enforcement of any obligation of Standard Bancorporation, Inc., and in any proceeding for enforcement of the rights of a dissenting shareholder of Standard Bancorporation, Inc. against Fourth Financial Corporation arising from the aforementioned merger, and (b) it will promptly pay to the dissenting shareholders of Standard Bancorporation, Inc. the amount, if any, to which they will be entitled under the Nebraska Business Corporation Act with respect to the rights of dissenting shareholders.



               IN WITNESS WHEREOF, Fourth Financial Corporation has caused these presents to be executed by its Chairman of the Board and Secretary on this ___ day of __________, 1994.


                           FOURTH FINANCIAL CORPORATION



                           By
                             -----------------------------
                              Darrell G. Knudson
                              Chairman of the Board

ATTEST:


By
  -----------------------------
   William J. Rainey, Secretary



STATE OF KANSAS            )
                           )  ss:
SEDGWICK COUNTY            )



               BE IT REMEMBERED that on this ____ day of _________, 1994, personally came before me, a Notary Public, in and for the county and state aforesaid, Darrell G. Knudson and William J. Rainey, Chairman of the Board and Secretary, respectively, of FOURTH FINANCIAL CORPORATION, a Kansas corporation, both of whom are personally known to me and personally known to me to be the said officers of said corporation, and they each separately duly executed the above and foregoing agreement before me and acknowledged the said agreement to be their act and deed and the act and deed of said corporation; that the facts stated therein are true; that the signature of the chairman of the board of said corporation to the foregoing agreement is in the handwriting of said chairman of the board of said corporation, and that its seal affixed to said agreement, and attested by the secretary of said corporation, is the corporate seal of said corporation.


               IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.




                           ------------------------------
                           Notary Public


My Appointment Expires:



- -----------------------



                             Exhibit "B"






                         _________, 1994





Fourth Financial Corporation
Post Office Box 4
Wichita, Kansas  67201-0004

          Re:  Standard Bancorporation, Inc.

Gentlemen:

          We have acted as counsel to Standard Bancorporation, Inc. ("SBI") and its stockholders in connection with the merger (the "Merger") of SBI with Fourth Financial Corporation, a Kansas corporation ("Fourth"), pursuant to the Agreement and Plan of Reorganization, dated as of September 2, 1994 (the "Agreement"), between Fourth and SBI, the related ancillary Merger Agreement described therein, and the related Disclosure Statement prepared by SBI. This Opinion Letter is provided to you at your request, pursuant to Section 5.1.g of the Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement or in the Accord described below.

          This Opinion Letter is governed by, and shall be interpreted in accordance with the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, assumptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The Law covered by the opinions expressed herein is limited to the Federal Law of the United States and the Laws of the States of Nebraska and Missouri.






          Based upon and subject to the foregoing, we are of the opinion that:

               1. SBI is a bank holding company duly registered pursuant to the Bank Holding Company Act. Each of the Corporations is a corporation or bank duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation, and each has all requisite corporate power and authority to conduct its business as it is now conducted, to own its properties and assets and to lease properties used in its business. Except for the Bank being a Subsidiary of SBI, neither of the Corporations has any Subsidiaries.

               2. The Agreement and the Merger Agreement are enforceable against the Corporations and the Stockholders.

               3. None of the execution or delivery of the Agreement or the Merger Agreement or the performance by the Corporations of their agreements therein will (a) violate the Constituent Documents of either of the Corporations or breach or result in a default under any agreement or instrument of which we have Actual Knowledge under which either of the Corporations or the Stockholders is obligated, or (b) violate any Laws to which either of the Corporations or the Stockholders is subject.

               4. The capitalization of the Corporations and the ownership by SBI of the capital stock of the Bank are accurately described in Section 3.1 of the Agreement. The Stockholders collectively own all of the issued and outstanding capital stock of all classes of SBI in the manner described in the Agreement.

               5. Neither of the Corporations has outstanding any options, warrants, or rights of any kind requiring it to sell or issue to anyone any capital stock of any class and neither of the Corporations has agreed to issue or sell any additional shares of its capital stock.

               6. The execution, delivery, and performance of the Agreement and the Merger Agreement by the Corporations do not require any approval, authorization, consent, exemptions, notices or intent not to disapprove, or other action of any governmental body or any filing with any other governmental body to which the Corporations or the transactions contemplated hereby are subject, other than approvals of (a) the Board; (b) the Comptroller; (c) the Division Director; and; (d) the SEC and the securities commissioners or similar officers of the several states. All requisite approvals, authorizations, consents, and exemptions have been granted by, and all requisite actions have been taken by, the governmental bodies listed in the foregoing clauses (a), (b), (c), and (d).

               7. Upon the filing of the Merger Agreement with the Secretary of State of Nebraska and the Secretary of State of Kansas pursuant to the Nebraska Business Corporation Act and the Kansas General Corporation Law and the payment of all required taxes and fees, the Merger will be effected in compliance with all applicable Laws of the State of Nebraska, and Fourth will succeed to the assets and liabilities of SBI.

          We hereby confirm to you that, except as set forth in Exhibit "O" to the Disclosure Statement, neither of the Corporations is a party to any Litigation other than routine litigation commenced by the Bank to enforce obligations of borrowers in which no counterclaims for any material amounts of money have been asserted or overtly threatened in writing.

          While we have not verified, do not pass upon, and do not assume responsibility for the accuracy, completeness, or fairness of the factual statements contained in the Registration Statement or the Proxy Statement, to the extent that we participated in the preparation of the Proxy Statement used in connection with the special stockholders' meeting of SBI for the purpose of considering and voting upon the Merger and the Registration Statement on Form S-4 filed by Fourth with the SEC in connection with the registration of shares of Fourth Stock to be issued in connection with the Merger, and in the course of such preparation, in conferences with certain officers and employees of the Corporations, and Fourth with respect thereto, our examination of the Proxy Statement and Registration Statement and discussions in the above described conferences did not disclose to us any information which gave us reason to believe that the Proxy Statement, at the time it was first mailed to stockholders of SBI and at the time of the special stockholders' meeting of SBI at which the Merger was approved, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except as to financial statements and other financial and statistical information relating to the Corporations, or Fourth contained therein and as to all material relating to or furnished by Fourth for use in the Proxy Statement or the Registration Statement, as to all of which we express no opinion).

          The phrase "Primary Lawyer Group," as used in the Accord, is hereby modified and for the purposes of applying the Accord to this Opinion Letter the Primary Lawyer Group means only the lawyers in this firm who have given substantive legal attention to representation of the Merging Corporations and the Stockholders in connection with the foregoing transactions.

          This Opinion Letter may be relied upon by you only in connection with the foregoing transactions and may not be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized by the Accord, without in each instance our prior written consent.


                               Very truly yours,




                               KNUDSEN, BERKHEIMER, RICHARDSON
                               & ENDACOTT




                               Exhibit "C"





                         _________, 1994





Board of Directors and Stockholders
Standard Bancorporation, Inc.


Gentlemen:


          We have acted as counsel to Fourth Financial Corporation ("Fourth"), in connection with the preparation of the Agreement and Plan of Reorganization, dated as of September 2, 1994, among Fourth, Standard Bancorporation, Inc. ("SBI") and the stockholders of SBI (the "Agreement") and the ancillary Merger Agreement and Registration Statement provided for therein. This Opinion Letter is provided to you at the request of Fourth pursuant to Section 5.2d of the Agreement. Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined in the Agreement or the Accord described below.


          This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, assumptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this Opinion Letter should be read in conjunction therewith. The law covered by the opinions expressed herein is limited to the federal Law of the United States and the Law of the State of Kansas.





          Based upon and subject to the foregoing, we are of the opinion that:

               1. Organization, Good Standing, and Authority. Fourth is a bank holding company duly registered pursuant to the Bank Holding Company Act. Fourth is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to conduct its business as it is now conducted, to own its properties and assets, and to lease properties used in its business. Fourth is not in violation of its Constituent Documents.


               2.   Binding Obligations.  The Agreement and the
          Merger Agreement are enforceable against Fourth.


               3. Absence of Default. None of the execution or the delivery of the Agreement or the Merger Agreement, or the performance by Fourth of its agreements therein, will
          (1) violate the Constituent Documents or breach or result in a default under any agreement or instrument under which Fourth is obligated of which we have Actual Knowledge, or (2) violate any statutory law or regulation to which it is subject.


               4. Capitalization. Fourth is authorized to issue 50,000,000 shares of common stock, par value $5 per share, of which _____________ shares were issued and __________ shares were outstanding on __________, 1994,
          (ii) 250,000 shares of Class A Cumulative Convertible Preferred Stock, par value $100 per share, all of which are issued and outstanding, and (iii) 5,000,000 shares of Class B Preferred Stock, no par value, none of which is issued and outstanding. The shares of Fourth Stock to be issued in the Merger, when issued in accordance with the Agreement, will be duly and validly issued, fully paid, and nonassessable, and will not be issued in violation of any preemptive rights or any Laws applicable thereto.


               5. Government Authorizations. To our Actual Knowledge, Fourth has all material permits, charters, licenses, orders, and approvals of every federal, state, local, or foreign governmental or regulatory body required in order to permit it to carry on its business substantially as presently conducted.


               6.   Governmental Approvals.  The execution,
          delivery, and performance of the Agreement and the Merger Agreement by Fourth does not require any approval, authorization, consent, exemptions, notices of intent not to disapprove, or other action of any regulatory body, administrative agency, or any other governmental body or any filing with any governmental body to which Fourth is subject, other than approvals of or filings with (a) the Board; (b) the Comptroller; (c) the Division Director;
          (d) the SEC and the securities commissioner or similar officers of the several states. All such requisite approvals, authorizations, consents, exemptions, and notices have been taken by the appropriate governmental body listed in the foregoing clauses (a), (b), (c), and
          (d).


               7. Fourth Merger. Upon the filing of the Merger Agreement with the Secretary of the State of Kansas and Secretary of State of the State of Nebraska and the payment of all required taxes and fees, the Merger shall be effected in compliance with all applicable laws of the State of Kansas.


          While we have not verified, do not pass upon, and do not assume responsibility for, the accuracy, completeness, or fairness of the factual statements contained in the Registration Statement or the Proxy Statement, to the extent we participated in the preparation and filing of the Proxy Statement and the Registration Statement with the SEC and, in the course of such preparation, in conferences with certain officers and employees of the Corporations, and Fourth, with respect thereto, our examination of the Proxy Statement and Registration Statement and discussions in the above-described conferences did not disclose to us any information which gave us reason to believe that the Proxy Statement, at the time it was first mailed to stockholders of SBI and at the time of the special stockholders' meeting at which the Merger was approved by the stockholders of SBI, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except as to financial statements and other financial and statistical information relating to the Corporations, or Fourth, contained therein and as to all material relating to or furnished by the Corporations and the Stockholders for use in the Proxy Statement, as to all of which we do not express any opinion).


          We hereby confirm to you that there are no actions or proceedings against Fourth or any Subsidiary of Fourth, pending or overtly threatened in writing, before any court, governmental agency, or arbitrator (i) which seek to affect the enforceability of the Agreement or (ii) which seek damages in excess of $10,000, 000 other than Kansas Public Employees Retirement System v. Peters, Gamm, West & Vincent, et al., Case No. 92 CV 433 in the Third Judicial District Court, Shawnee County, Kansas.


          The phrase "Primary Lawyer Group", as used in the Accord, is hereby modified and for the purposes of applying the Accord to this Opinion Letter the Primary Lawyer Group means only the lawyers in this firm who have given substantive legal attention to representation of Fourth in connection with the Transaction.


          This Opinion Letter may be relied upon by you only in connection with the Transaction and may not be used or relied upon by you or any other person for any purpose whatsoever, except to the extent authorized by the Accord, without in each instance our prior written consent.


                                Very truly yours,




                                FOULSTON & SIEFKIN



                             Exhibit "D"


                      AFFILIATE'S AGREEMENT
                      ---------------------




          THIS AGREEMENT, made and entered into as of the __ day of ________ 1994, by and between ____________________________,
(hereinafter referred to as "Affiliate") and FOURTH FINANCIAL CORPORATION, a Kansas corporation (hereinafter referred to as "Fourth").


          W I T N E S S E T H:  That;
          --------------------

          WHEREAS, Fourth, Affiliate and Standard Bancorporation,
Inc. ("SBI") are parties to an Agreement and Plan of Reorganization, dated as of September 2, 1994 (the "Agreement"), which provides for, subject to various terms and conditions, the merger of SBI into Fourth (the "Merger"); and


          WHEREAS, Section 5.1.i of the Agreement provides that a condition to Fourth's obligation to effect the Merger is the execution and delivery by each "affiliate" of SBI, as such term is defined in the Agreement (an "Affiliate"), of an agreement concerning the shares of common stock, par value $5 per share, of Fourth ("Fourth Stock") to be received by such Affiliate in the Merger; and


          WHEREAS, the parties desire to effect the Merger and it is in the best interests of the undersigned that the Merger be effected;


          NOW, THEREFORE, in consideration of the premises and the issuance of Fourth Stock to the undersigned in the Merger, and in order to induce SBI and Fourth to effect the Merger, the undersigned hereby agree as follows:





          1.   Securities Act Restriction on Transfer and Sale.
Affiliate hereby agrees not to sell, pledge, offer to sell, transfer, assign, or otherwise dispose of any of the shares of Fourth Stock issued to Affiliate in the Merger in violation of the Securities Act of 1933, as amended.


          2. Pooling of Interests Restriction on Transfer and Sale. Affiliate hereby agrees not to sell, pledge, offer to sell, transfer, assign, or otherwise dispose of any shares of Fourth Stock to be received by Affiliate in the Merger or in any other way reduce Affiliate's risk relative to such shares (within the meaning of Accounting Series Release No. 130) until financial results covering at least 30 days following the Merger have been published.


          3. Restrictive Legend. Affiliate hereby acknowledges and agrees that all certificates evidencing Fourth Stock to be issued to Affiliate pursuant to the Merger shall be subject to stop transfer orders and shall bear a restrictive legend substantially in the following form:

          THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED OR TRANSFERRED TO THE REGISTERED HOLDER AS THE RESULT OF A TRANSACTION TO WHICH RULE 145 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), APPLIES. SUCH SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, OR ASSIGNED, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, PLEDGE, TRANSFER, OR ASSIGNMENT, EXCEPT (i) PURSUANT TO
          A THEN CURRENT EFFECTIVE REGISTRATION UNDER THE ACT, (ii) IN A TRANSACTION PERMITTED BY RULE 145 AS TO WHICH THE ISSUER HAS, IN THE REASONABLE OPINION OF ITS COUNSEL, RECEIVED REASONABLY SATISFACTORY EVIDENCE OF COMPLIANCE UNDER RULE 145, OR (iii) IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OR AS DESCRIBED IN A "NO-ACTION" OR INTERPRETIVE LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION, IS NOT REQUIRED TO BE REGISTERED UNDER THE ACT.


          TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS FURTHER RESTRICTED BY AN AFFILIATE'S AGREEMENT DATED AS OF ______________, 1994, BETWEEN THE ISSUER AND THE REGISTERED HOLDERS TO WHICH REFERENCE IS HEREBY MADE.


          4. Miscellaneous. This Affiliate's Agreement constitutes the entire agreement and understanding of the parties relating to the subject matter hereof and may not be amended or modified except by written instrument duly executed by the parties hereto. This Affiliate's Agreement shall be governed by the laws of the State of Kansas and shall be construed in accordance therewith. This Affiliate's Agreement shall inure to the benefit of, and shall be binding upon, the heirs, legatees, devisees, successors, trustees, and assigns of the parties hereto.


          IN WITNESS WHEREOF, the parties hereto have executed this Affiliate's Agreement as of the date first above written.



                    FOURTH FINANCIAL CORPORATION



                    By
                      ------------------------------
                       Darrell G. Knudson
                       Chairman of the Board


                             "Fourth"






                       -----------------------------

                              "Affiliate"